                                                                   Exhibit 10.32

                                CREDIT AGREEMENT

                                   dated as of

                                 March 20, 2002

                                      among

                      MOHAWK INDUSTRIES, INC., as Borrower,

               WACHOVIA INVESTORS, INC., as Administrative Agent,

                         THE LENDERS IDENTIFIED HEREIN,

                     GOLDMAN SACHS CREDIT PARTNERS L.P. and

                     SUNTRUST BANK, as Co-Syndication Agents

                                       and

            FIRST UNION SECURITIES, INC., d/b/a WACHOVIA SECURITIES,
                     and GOLDMAN SACHS CREDIT PARTNERS L.P.,
                    as Joint Lead Arrangers and Book Runners

                                TABLE OF CONTENTS
                                -----------------

                                                                            Page
                                                                            ----
ARTICLE I  DEFINITIONS ....................................................    1
           -----------
Section 1.01  Definitions .................................................    1
              -----------
Section 1.02  Accounting Terms and Determinations .........................   17
              -----------------------------------
Section 1.03  References ..................................................   18
              ----------
Section 1.04  Use of Defined Terms ........................................   18
              --------------------
Section 1.05  Terminology .................................................   19
              -----------

ARTICLE II  THE CREDIT ....................................................   19
            ----------
Section 2.01  Loans .......................................................   19
              -----
Section 2.02  Continuations and Conversions ...............................   20
              -----------------------------
Section 2.03  Notes .......................................................   21
              -----
Section 2.04  Maturity of Loans ...........................................   21
              -----------------
Section 2.05  Interest Rates ..............................................   21
              --------------
Section 2.06  Fees ........................................................   23
              ----
Section 2.07  Pro Rata Treatment and Payments after Event of Default ......   24
              ------------------------------------------------------
Section 2.08  Mandatory Reduction and Termination of Commitments ..........   25
              --------------------------------------------------
Section 2.09  Optional Prepayments ........................................   25
              --------------------
Section 2.10  Mandatory Prepayments .......................................   25
              ---------------------
Section 2.11  General Provisions as to Payments ...........................   26
              ---------------------------------
Section 2.12  Computation of Interest and Fees ............................   26
              --------------------------------
Section 2.13  Default Rate ................................................   27
              ------------

ARTICLE III  CONDITIONS TO BORROWINGS .....................................   27
Section 3.01  Closing Conditions ..........................................   27
              ------------------

ARTICLE IV  REPRESENTATIONS AND WARRANTIES ................................   31
Section 4.01  Corporate Existence and Power ...............................   31
              -----------------------------
Section 4.02  Corporate and Governmental Authorization; No Contravention ..   31
              ----------------------------------------------------------
Section 4.03  Binding Effect ..............................................   31
              --------------
Section 4.04  Financial Information .......................................   32
              ---------------------
Section 4.05  No Litigation ...............................................   32
              -------------
Section 4.06  Compliance with ERISA .......................................   32
              ---------------------
Section 4.07  Taxes .......................................................   33
              -----
Section 4.08  Subsidiaries ................................................   33
              ------------
Section 4.09  Not an Investment Company ...................................   33
              -------------------------
Section 4.10  Ownership of Assets; Liens ..................................   33
              --------------------------
Section 4.11  No Default ..................................................   33
              ----------
Section 4.12  Full Disclosure .............................................   34
              ---------------
Section 4.13  Environmental Matters .......................................   34
              ---------------------
Section 4.14  Capital Stock ...............................................   35
              -------------
Section 4.15  Margin Stock ................................................   35
              ------------
Section 4.16  Insolvency ..................................................   35
              ----------
Section 4.17  Debt ........................................................   35
              ----

Section 4.18  Intellectual Property ................................................................   36
              ---------------------
Section 4.19  No Burdensome Restrictions ...........................................................   36
              --------------------------
Section 4.20  Brokers' Fees ........................................................................   36
              -------------
Section 4.21  Labor Matters ........................................................................   36
              -------------
Section 4.22  Material Contracts ...................................................................   36
              ------------------

ARTICLE V  COVENANTS ...............................................................................   37
Section 5.01  Information ..........................................................................   37
              ------------
Section 5.02  Inspection of Property, Books and Records ............................................   38
              -----------------------------------------
Section 5.03  Notices ..............................................................................   38
              --------
Section 5.04  Financial Covenants ..................................................................   40
              -------------------
Section 5.05  Restricted Payments ..................................................................   40
              -------------------
Section 5.06  Acquisitions, Advances, Investments and Loans ........................................   40
              ---------------------------------------------
Section 5.07  Liens/Negative Pledge ................................................................   41
              ---------------------
Section 5.08  Maintenance of Existence .............................................................   43
              ------------------------
Section 5.09  Dissolution ..........................................................................   43
              -----------
Section 5.10  Consolidations, Mergers and Sales of Assets ..........................................   43
              -------------------------------------------
Section 5.11  Use of Proceeds ......................................................................   44
              ---------------
Section 5.12  Compliance with Laws; Payment of Taxes ...............................................   45
              --------------------------------------
Section 5.13  Insurance ............................................................................   45
              ---------
Section 5.14  Maintenance of Property ..............................................................   45
              -----------------------
Section 5.15  Environmental Matters ................................................................   45
              ---------------------
Section 5.16  Environmental Release ................................................................   46
              ---------------------
Section 5.17  Debt .................................................................................   46
              ----
Section 5.18  Change in Fiscal Year; Changes in Capital Structure Organizational Documents; Material
              ---------------------------------------------------------------------------------------
               Contracts ...........................................................................   47
               ---------
Section 5.19  Transactions with Affiliates .........................................................   47
              ----------------------------
Section 5.20  Limitation on Restricted Actions .....................................................   47
              --------------------------------
Section 5.21  Amendments to Debt, etc ..............................................................   48
              ------------------------
Section 5.22  Sale Leasebacks ......................................................................   48
              ---------------
Section 5.23  No Further Negative Pledges ..........................................................   48
              ---------------------------
Section 5.24  Security; Additional Credit Parties ..................................................   48
              -----------------------------------
Section 5.25  Roadshow .............................................................................   49
              -------

ARTICLE VI  DEFAULTS ...............................................................................   49
Section 6.01  Events of Default ....................................................................   49
              -----------------

ARTICLE VII  CHANGE IN CIRCUMSTANCES, COMPENSATION .................................................   51
Section 7.01  Basis for Determining Interest Rate Inadequate or Unfair .............................   51
              -------------------------------------------------------
Section 7.02  Illegality ...........................................................................   52
              ----------
Section 7.03  Increased Cost and Reduced Return ....................................................   52
              ---------------------------------
Section 7.04  Alternate Base Rate Loans Substituted for Eurodollar Loans ...........................   54
              ----------------------------------------------------------
Section 7.05  Compensation .........................................................................   54
              ------------
Section 7.06  Replacement of Lenders ...............................................................   55
              ----------------------

ARTICLE VIII  MISCELLANEOUS ........................................................................   55
Section 8.01  Notices ..............................................................................   55
              -------

Section 8.02  No Waivers .......................................   55
              ----------
Section 8.03  Expenses; Documentary Taxes ......................   56
              ---------------------------
Section 8.04  Indemnification ..................................   56
              ---------------
Section 8.05  Sharing of Setoffs ...............................   57
              ------------------
Section 8.06  Amendments and Waivers ...........................   57
              ----------------------
Section 8.07  No Margin Stock Collateral .......................   58
              --------------------------
Section 8.08  Successors and Assigns ...........................   58
              ----------------------
Section 8.09  Confidentiality ..................................   60
              ---------------
Section 8.10  Representation by Lenders ........................   61
              -------------------------
Section 8.11  Obligations Several ..............................   61
              -------------------
Section 8.12  New York Law .....................................   61
              ------------
Section 8.13  Interpretation ...................................   61
              --------------
Section 8.14  WAIVER OF JURY TRIAL; CONSENT TO JURISDICTION ....   61
              ---------------------------------------------
Section 8.15  Counterparts .....................................   62
              ------------
Section 8.16  Acknowledgments ..................................   62
              ---------------
Section 8.17  Survival of Representations and Warranties .......   62
              ------------------------------------------
Section 8.18  Severability .....................................   63
              ------------
Section 8.19  Usury ............................................   63
              -----

Exhibit 2.02          Notice of Continuation/Conversion
Exhibit 2.03          Form of Note
Exhibit 5.01(c)       Form of Compliance Certificate
Exhibit 5.24(a)       Form of Joinder Agreement
Exhibit 5.24(b)       Form of Security Agreement
Exhibit 5.24(c)       Form of Pledge Agreement
Exhibit 8.08(c)       Form of Assignment and Acceptance

Schedule 1.01(a)      Account Designation Letter
Schedule 2.01(a)      Lenders and Commitments
Schedule 4.05         Litigation
Schedule 4.08         Subsidiaries
Schedule 4.13         Environmental Matters
Schedule 4.21         Labor Matters
Schedule 4.22         Material Contracts
Schedule 5.06         Investments
Schedule 5.07         Liens
Schedule 5.17         Debt
Schedule 5.20         Encumbrances/Restrictions
Schedule 5.22         Sale Leasebacks
Schedule 5.23         Negative Pledges
Schedule 8.01         Notices

                                CREDIT AGREEMENT

     THIS CREDIT AGREEMENT (the "Credit Agreement") is entered into as of March 20, 2002, among MOHAWK INDUSTRIES, INC., a Delaware corporation (the "Borrower"), the several banks and other financial institutions as may from time to time become parties to this Credit Agreement (collectively, the "Lenders" and individually, a "Lender"), WACHOVIA INVESTORS, INC., as Administrative Agent for the Lenders (the "Administrative Agent"), and GOLDMAN SACHS CREDIT PARTNERS L.P. and SUNTRUST BANK, as Co-Syndication Agents (the "Co-Syndication Agents").

                                    RECITALS

     WHEREAS, the Borrower proposes: (a) to acquire the outstanding capital stock of Dal-Tile International Inc., a Delaware corporation (the "Acquired Company"); (b) to refinance certain existing funded debt of the Acquired Company and its Subsidiaries and (c) to obtain a senior bank credit facility in connection therewith which will also be used to pay fees, costs and expenses incurred in connection with the foregoing transactions;

     WHEREAS, in connection with the foregoing, the Borrower has requested that the Lenders make loans and other financial accommodations to the Borrower as more particularly described herein; and

     WHEREAS, the Lenders have agreed to make such loans and other financial accommodations to the Borrower on the terms and conditions contained herein.

     NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS
                                   -----------

     Section 1.01 Definitions.
                  -----------

     The terms as defined in this Section 1.01 shall, for all purposes of this Credit Agreement and all amendment hereto (except as herein otherwise expressly provided or unless the context otherwise requires), have the meanings set forth herein. Defined terms herein shall include in the singular number the plural and in the plural the singular:

     "Account Designation Letter" means the Notice of Account Designation Letter dated the Closing Date from the Borrower to the Administrative Agent substantially in the form attached hereto as Schedule 1.01(a).
                                             ---------------

     "Acquired Company" shall have the meaning set forth in the first recital above.

         "Acquisition" means any transaction, or any series of related transactions, by which the Borrower and/or any of its Subsidiaries directly or indirectly (a) acquires any ongoing business or all or substantially all of the assets of any Person or division thereof, whether through purchase of assets, merger or otherwise or (b) acquires (in one transaction or as the most recent transaction in a series of transactions) control of at least a majority in ordinary voting power of the securities of a Person which have ordinary voting power for the election of directors (or other individuals performing similar functions).

         "Acquisition Agreement" shall mean that certain Agreement and Plan of Merger dated as of November 19, 2001 by and among the Borrower, Maverick Merger Sub, Inc. and Dal-Tile International Inc.

         "Acquisition Documents" shall mean the Acquisition Agreement, and each other document executed and delivered pursuant to the terms of the Acquisition Agreement in connection with the consummation of the Dal-Tile Acquisition.

         "Additional Credit Party" shall mean each Person that becomes a Guarantor by execution of a Joinder Agreement in accordance with Section 5.24.

         "Adjusted London Interbank Offered Rate" has the meaning set forth in
Section 2.05(c).

         "Affected Lender" has the meaning set forth in Section 7.06.

         "Affiliate" means (i) any Person (a "Controlling Person") that directly, or indirectly through one or more intermediaries, controls the Borrower, (ii) any Person (other than the Borrower or a Subsidiary) which is controlled by or is under common control with a Controlling Person, or (iii) any Person (other than a Subsidiary) of which the Borrower owns, directly or indirectly, 20% or more of the common stock or equivalent equity interests. As used herein, the term "control" means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

         "Agents" collectively means the Administrative Agent, the Co-Syndication Agents and First Union Securities, Inc., d/b/a Wachovia Securities.

         "Aladdin" means Aladdin Manufacturing Corporation, a Delaware corporation.

         "Alternate Base Rate" means, for any day, a rate per annum equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Rate in effect on such day plus 1/2 of 1%. For purposes hereof: "Prime Rate" shall mean, at any time, the rate of interest per annum publicly announced from time to time by First Union at its principal office in Charlotte, North Carolina as its prime rate. Each change in the Prime Rate shall be effective as of the opening of business on the day such change in the Prime Rate occurs. The parties hereto acknowledge that the rate announced publicly by First Union as its Prime Rate is an index or base rate and shall not necessarily be its lowest or best rate charged to its customers or other banks. If for any reason the Administrative Agent shall have determined (which determination shall be conclusive in the absence of manifest error) that it is unable to ascertain the Federal Funds Rate, for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms thereof, the Alternate Base Rate shall be determined without regard to clause (b) of the first sentence of this definition, as appropriate, until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Rate shall be effective on the opening of business on the date of such change.

         "Alternate Base Rate Loan" means a Loan that bears interest at an interest rate based on the Alternate Base Rate.

         "Applicable Margin" has the meaning set forth in Section 2.05(a).

         "Approved Investment" means an Investment in compliance with the Investment Guidelines, as in effect on the Closing Date excluding for purposes hereof, Investments of the type referred to in Section I.(iv), Section I.(ix),
Section I.(xi), Section II.(i) and Section II.(iv) thereof.

         "Asset Disposition" means the disposition of any or all of the assets (including, without limitation, the Capital Stock of a Subsidiary or any ownership interest in a joint venture) of the Borrower or any Subsidiary whether by sale, lease, transfer or otherwise. The term "Asset Disposition" shall not include (i) Specified Sales, (ii) the sale, lease or transfer of assets permitted by Section 5.10(a)(iii), (iv) or (v) hereof, (iii) any Equity Issuance or (iv) any Recovery Event.

         "Assignee" has the meaning set forth in Section 8.08(c).

         "Assignment and Acceptance" means an Assignment and Acceptance executed in accordance with Section 8.08(c) in the form of Exhibit 8.08(c).
                                                  ---------------

         "Attributed Principal Amount" means, on any day, with respect to any Permitted Receivables Financing entered into by the Borrower or any of its Subsidiaries, the aggregate amount (with respect to any such transaction, the "Invested Amount") paid to, or borrowed by, such Person as of such date under such Permitted Receivables Financing, minus the aggregate amount received by the
                                      -----
applicable Receivables Financier and applied to the reduction of the Invested Amount under such Permitted Receivables Financing.

         "Borrower" means Mohawk Industries, Inc., a Delaware corporation, and its successors and permitted assigns.

         "Borrowing" means a borrowing hereunder consisting of Loans made to the Borrower at the same time by the Lenders pursuant to Article II. A Borrowing is a "Alternate Base Rate Borrowing" if such Loans are Alternate Base Rate Loans or a "Eurodollar Borrowing" if such Loans are Eurodollar Loans.

         "Capital Lease" means any lease of property, real or personal, the obligations with respect to which are required to be capitalized on a balance sheet of the lessee in accordance with GAAP.

         "Capital Stock" means (i) in the case of a corporation, capital stock,
(ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock, (iii) in the case of a partnership, partnership interests (whether general or limited), (iv) in the case of a limited liability company, membership interests and (v) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

         "Catoosa Co. IRB" means that issuance of certain bonds by The Development Authority of Catoosa County, Georgia, pursuant to the terms and conditions set forth in that certain Indenture of Trust dated as of November 1, 1991.

         "CERCLA" means the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C.ss. 9601 et. seq. and its implementing regulations and amendments.

         "CERCLIS" means the Comprehensive Environmental Response Compensation and Liability Inventory System established pursuant to CERCLA.

         "Change of Control" means the occurrence of any of the following events: (a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities and Exchange Act of 1934, as amended) becomes after the date hereof the "beneficial owner" (defined as aforesaid), directly or indirectly, of more than 30% of the Voting Stock of the Borrower, or (b) Continuing Directors shall cease for any reason to constitute a majority of the Board of Directors of the Borrower then in office.

         "Change of Law" shall have the meaning set forth in Section 7.02.

         "Closing Date" means March 20, 2002.

         "Code" means the Internal Revenue Code of 1986, as amended, or any successor Federal tax code.

         "Commitment" means, with respect to each Lender, the commitment of such Lender to make Loans in an amount equal to the amount listed as its Commitment on Schedule 2.01(a), or in the Assignment and Acceptance by which
              ----------------
such Lender becomes a party hereto, as such amount may be reduced from time to time in accordance with the provisions hereof.

         "Commitment Percentage" means, for each Lender, the percentage
          ---------------------
identified as its Commitment Percentage on Schedule 2.01(a), as such percentage may be modified in connection with any assignment made in accordance with the provisions of Section 9.6(c).

         "Compliance Certificate" has the meaning set forth in Section 5.01(c).

         "Consolidated Debt" means at any date the Debt of the Borrower and its Consolidated Subsidiaries, determined on a consolidated basis as of such date.

         "Consolidated EBITDA" means, for any period, the sum of (i) Consolidated Net Income for such period, plus (ii) an amount which, in the determination of Consolidated Net Income for such period, has been deducted for
(A) Consolidated Interest Expense, (B) total federal, state, local and foreign income taxes and other similar taxes, (C) losses (or minus gains) on the sale or
                                                     -----
disposition of assets outside the ordinary course of business, (D) depreciation, amortization expense and other non-cash charges, all as determined in accordance with GAAP and (E) non-recurring expenses incurred in connection with a Permitted Acquisition.

         "Consolidated Interest Expense" for any period means interest, whether expensed or capitalized, in respect of Debt of the Borrower or any of its Consolidated Subsidiaries outstanding during such period.

         "Consolidated Net Income" means, for any period, the Net Income of the Borrower and its Consolidated Subsidiaries for such period determined on a consolidated basis, but excluding (i) extraordinary items and (ii) any equity interests of the Borrower or any Subsidiary in the unremitted earnings of any Person that is not a Subsidiary.

         "Consolidated Net Worth" means at any time Stockholders' Equity.

         "Consolidated Subsidiary" means at any date any Subsidiary or other entity the accounts of which, in accordance with GAAP, would be consolidated with those of the Borrower in its consolidated financial statements as of such date.

         "Consolidated Total Assets" means, at any time, (x) the total assets of the Borrower and its Consolidated Subsidiaries, determined on a consolidated basis, as set forth on the consolidated balance sheet of the Borrower and its Consolidated Subsidiaries, prepared in accordance with GAAP, plus (y) the accounts receivable balance reported as of the last day of the calendar month most recently ended by the Borrower or a Subsidiary with respect to Permitted Receivables Financings.

         "Consolidated Total Capital" means, at any time, the sum of the following as of such time (i) Consolidated Net Worth and (ii) Consolidated Debt.

         "Continuing Directors" means the individuals who at the Closing Date were directors of the Borrower (together with any new director whose election by the Borrower's board of directors or whose nomination for election by the Borrower's shareholders was approved by a vote of at least a majority of the directors then still in office who either were directors at the Closing Date or whose election or nomination for election was previously so approved).

         "Contractual Obligation" means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or undertaking to which such Person is a party or by which it or any of its property is bound.

         "Controlled Group" means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under Section 414 of the Code.

         "Credit Documents" means this Credit Agreement, the Notes, any Joinder Agreement, and any other document evidencing, relating to or securing the Loans, and any other document or instrument delivered in connection with this Credit Agreement, the Notes or the Loans.

         "Credit Party" means any of the Borrower or the Guarantors, if any.

         "Dal-Tile Acquisition" means the acquisition of the Acquired Company by the Borrower and/or one of its Wholly-Owned Subsidiaries pursuant to the terms of the Acquisition Documents.

         "Debt" of any Person means at any date without duplication, all of the following as of such date (i) all obligations of such Person for borrowed money,
(ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (iv) all obligations of such Person as lessee under Capital Leases, (v) all obligations of such Person to reimburse any bank or other Person in respect of amounts payable under a banker's acceptance, (vi) all Redeemable Preferred Stock of such Person (in the event such Person is a corporation), (vii) all obligations of such Person to reimburse any bank or other Person in respect of amounts paid under a letter of credit or similar instrument, (viii) all Debt of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person, (ix) all Debt of others Guaranteed by such Person, (x) the total accounts receivable reported as sold as of the last day of the calendar month most recently ended by the Borrower or a Subsidiary with respect to a Permitted Receivables Financing, (xi) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business), (xii) all obligations of such Person under take-or-pay or similar arrangements or under commodities agreements, (xiii) all obligations of such Person under Hedging Agreements, (xiv) the principal balance outstanding under any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product and (xv) the Debt of any partnership or unincorporated joint venture in which such Person is a general partner or a joint venturer. For all purposes of this Agreement, the amount of a Person's Debt under a loan or lease agreement between such Person and a governmental agency that has issued industrial development bonds or similar instruments, the repayment of which is secured by the payment obligations of such Person under such loan or lease agreement, shall be equal to the aggregate principal amount of such bonds or instruments outstanding at the time of determination less the amount of proceeds of such bonds or instruments which at such time are on deposit with a trustee or other fiduciary in a "construction" fund, or other similar fund which would be available to such trustee or other fiduciary to repay the bonds or other instruments if then due and payable.

         "Debt Issuance" means the issuance of any Debt for borrowed money by the Borrower or any of its Subsidiaries. The term "Debt Issuance" shall not include (i) Debt owing among the

Borrower and its Subsidiaries; (ii) Debt deemed incurred in connection with a Permitted Receivables Financing; or (iii) renewals, refinancings and extensions of Debt of the Borrower or any Subsidiary outstanding on the Closing Date in the same or lesser principal amount of the Debt then outstanding relating thereto so long as such renewed, refinanced or extended Debt is on terms and conditions no less favorable to the Borrower or such Subsidiary, as the case may be, than the Debt originally issued.

         "Debt to Capitalization Ratio" means the ratio of Consolidated Debt to Consolidated Total Capital.

         "Debt Rating" means the debt rating for the Borrower's senior, unsecured, non-credit enhanced long term indebtedness for money borrowed as determined by Moody's or S&P.

         "Default" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

         "Default Rate" means, with respect to any Loan, on any day, the sum of 2% plus the then highest interest rate (including the Applicable Margin) which may be applicable to any Loans hereunder, including, without limitation, under
Section 7.06, (irrespective of whether any such class of Loans are actually outstanding hereunder).

         "Dollars" or "$" means dollars in lawful currency of the United States of America.

         "Domestic Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in Charlotte, North Carolina or the State of New York are authorized by law to close.

         "Domestic Subsidiary" means any Subsidiary that is organized and existing under the laws of the United States or any state or commonwealth thereof or under the laws of the District of Columbia.

         "Environmental Authority" means any foreign, federal, state, local or regional government that exercises any form of jurisdiction or authority under any Environmental Requirement.

         "Environmental Judgments and Orders" means all judgments, decrees or orders arising from or in any way associated with any Environmental Requirements, whether or not entered upon consent or written agreements with an Environmental Authority or other entity arising from or in any way associated with any Environmental Requirement, whether or not incorporated in a judgment, decree or order.

         "Environmental Liabilities" means any liabilities, whether pending or, to the knowledge of the Borrower or any Subsidiary threatened, arising from and in any way associated with any Environmental Requirements and which would have or create a reasonable possibility of causing a Material Adverse Effect.

     "Environmental Notices" means notice from any Environmental Authority or by any other person or entity, of possible or alleged noncompliance with or liability under any Environmental Requirement, including without limitation any complaints, citations, demands or requests from any Environmental Authority or from any other person or entity, for correction of any, violation of any Environmental Requirement or any investigations concerning any violation of any Environmental Requirement.

     "Environmental Proceedings" means any judicial or administrative proceedings arising from or in any way associated with any Environmental Requirement.

     "Environmental Releases" means releases as defined in CERCLA or under any applicable state or local environmental law or regulation.

     "Environmental Requirements" means any legal requirement relating to health, safety or the environment and applicable to any of the Borrower, any Subsidiary, or the Properties, including but not limited to any such requirement under CERCLA or similar state legislation and all federal, state and local laws, ordinances, regulations, orders, writs, decrees and common law.

     "Equity Issuance" means any issuance by the Borrower or any Subsidiary to any Person other than the Borrower or any Subsidiary of (a) shares of its Capital Stock, (b) any shares of its Capital Stock pursuant to the exercise of options or warrants or (c) any shares of its Capital Stock pursuant to the conversion of any debt securities to equity. The term "Equity Issuance" shall not include (i) any equity issued in connection with the Dal-Tile Acquisition,
(ii) any Asset Disposition, (iii) any Debt Issuance, or (iv) the issuance of common stock by the Borrower or any of its Subsidiaries to officers, directors or employees of the Borrower or any Subsidiary in connection with stock offering plans and other benefit plans of the Borrower or its Subsidiaries in the ordinary course of business.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, or any successor law. Any reference to any provision of ERISA shall also be deemed to be a reference to any successor provision or provisions thereof.

     "Eurodollar Business Day" means any Domestic Business Day on which dealings in Dollar deposits are carried out in the London interbank market.

     "Eurodollar Loan" means a Loan the rate of interest applicable to which is based on the London Interbank Offered Rate.

     "Eurodollar Reserve Percentage" has the meaning set forth in Section
2.05(c).

     "Event of Default" has the meaning set forth in Section 6.0l.

     "Excluded Subsidiary" means any Subsidiary of the Borrower that is subject to provisions in its charter documents that require it to be a "bankruptcy remote" entity or a "single purpose" entity and therefore prohibit it from, among other things, guaranteeing or becoming jointly and severally liable for the Debt of others.

     "Existing Credit Agreement" means that certain Fifth Amended and Restated Credit Agreement dated as of November 23, 1999 among Mohawk Industries, Inc., First Union National Bank, SunTrust Bank, Atlanta, Wachovia Bank, N.A., and the other banks from time to time party thereto.

     "Federal Funds Rate" means, for any day the rate per annum (rounded upward, if necessary, to the next higher 1/100/th/ of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (i) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day and (ii) if such rate is not so published for any day, the Federal Funds Rate for such day shall be the average rate charged to First Union on such day on such transactions, as determined by First Union.

     "Fee Letter" means that certain Fee Letter dated November 19, 2001 among the Borrower and the Agents.

     "First Union" means Wachovia Investors, Inc., and its successors and, as the context requires, its permitted assigns.

     "Fiscal Quarter" means any fiscal quarter of the Borrower.

     "Fiscal Year" means any fiscal year of the Borrower.

     "Foreign Subsidiary" means any Subsidiary that is not a Domestic
Subsidiary.

     "Funding Indemnity Letter" has the meaning set forth in Section 2.01(b).

     "GAAP" means generally accepted accounting principles applied on a basis consistent with those which, in accordance with Section 1.02, are to be used in making the calculations for purposes of determining compliance with the terms of this Credit Agreement.

     "Governmental Authority" means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

     "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to secure, purchase or pay (or advance or supply funds for the purchase or payment
of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to provide collateral security, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided that the term Guarantee shall
                                       --------
not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

     "Guarantee Obligations" means, with respect to any Person, without duplication, any obligations of such Person (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) guaranteeing or intended to guarantee any Debt of any other Person in any manner, whether direct or indirect, and including without limitation any obligation, whether or not contingent, (i) to purchase any such Debt or any property constituting security therefor, (ii) to advance or provide funds or other support for the payment or purchase of any such Debt or to maintain working capital, solvency or other balance sheet condition of such other Person (including without limitation keep well agreements, maintenance agreements, comfort letters or similar agreements or arrangements) for the benefit of any holder of Debt of such other Person, (iii) to lease or purchase property, securities or services primarily for the purpose of assuring the holder of such Debt, or (iv) to otherwise assure or hold harmless the holder of such Debt against loss in respect thereof. The amount of any Guarantee Obligation hereunder shall (subject to any limitations set forth therein) be deemed to be an amount equal to the outstanding principal amount (or maximum principal amount, if larger) of the Debt in respect of which such Guarantee Obligation is made.

     "Guarantor" means any of the Additional Credit Parties that executes a Joinder Agreement, together with their successors and permitted assigns.

     "Hazardous Materials" means (a) solid or hazardous waste, as defined in the Resource Conservation and Recovery Act of 1980, 42 U.S.C. ss. 6901 et seq. and its implementing regulations and amendments, or in any applicable state or local law or regulation, (b) "hazardous substance", "pollutant", or "contaminant" as defined in CERCLA, or in any applicable state or local law or regulation, (c) gasoline, or any other petroleum product or by-product, including, crude oil or any fraction thereof (d) toxic substances, as defined in the Toxic Substances Control Act of 1976, or in any applicable state or local law or regulation or
(e) insecticides, fungicides, or rodenticides, as defined in the Federal Insecticide, Fungicide, and Rodenticide Act of 1975, or any applicable state or local law or regulation, as each such Act, statute or regulation may be amended from time to time.

     "Hedging Agreement" means, with respect to any Person, any agreement entered into to protect such Person against fluctuations in interest rates, or currency or raw materials values, including, without limitation, any interest rate swap, cap or collar agreement or similar arrangement between such Person and one or more counterparties, any foreign currency exchange agreement, currency protection agreements, commodity purchase or option agreements or other interest or exchange rate or commodity price hedging agreements.

     "Highest Lawful Rate" means the maximum lawful interest rate, if any, that at any time or from time to time may be contracted for, charged, or received under the laws applicable to any Lender which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws now allow.

     "Interest Coverage Ratio" means, with respect to the Borrower and its Consolidated Subsidiaries on a consolidated basis for the twelve month period ending on the last day of any fiscal quarter of the Borrower, the ratio of (a) Consolidated EBITDA for such period to (b) Consolidated Interest Expense for such period.

     "Interest Period" means: (1) with respect to each Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the first, second or third month thereafter, as the Borrower may elect; provided that:
                    --------

          (a) any Interest Period (other than an Interest Period determined pursuant to paragraph (c) below) which would otherwise end on a day which is not a Eurodollar Business Day shall be extended to the next succeeding Eurodollar Business Day unless such Eurodollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Eurodollar Business Day;

          (b) any Interest Period which begins on the last Eurodollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall, subject to paragraph (c) below, end on the last Eurodollar Business Day of the appropriate subsequent calendar month; and

          (c) any Interest Period which begins before the Termination Date and would otherwise end after the Termination Date shall end on the Termination Date;

(2) with respect to each Alternate Base Rate Borrowing, the period commencing on the date of such Borrowing and ending 30 days thereafter; provided that:
                                                          --------

          (a) any Interest Period (other than an Interest Period determined pursuant to paragraph (b) below) which would otherwise end on a day which is not a Domestic Business Day shall be extended to the next succeeding Domestic Business Day; and

          (b) any Interest Period which begins before the Termination Date and would otherwise end after the Termination Date shall end on the Termination Date.

     "Investment" in any Person means (a) the acquisition (whether for cash, property, services, assumption of Debt, securities or otherwise) of Capital Stock, bonds, notes, debentures, partnership, joint ventures or other ownership interests or other securities of such Person, (b) any advance, loan or other extension of credit to such Person (other than deposits made in connection with the purchase of equipment or other assets in the ordinary course of business) or
(c) any other capital contribution to or investment in such Person, but excluding any Restricted Payment to such Person.

         "Investment Guidelines" means the guidelines for investment of funds of the Borrower and the Subsidiaries as in effect on the Closing Date as approved by the Board of Directors of the Borrower at a meeting held on December 17, 1998.

         "Joinder Agreement" means a Joinder Agreement substantially in the form of Exhibit 5.24(a), executed and delivered by an Additional Credit Party in
   ---------------
accordance with the provisions of Section 5.24.

         "Lender" has the meaning set forth in the first paragraph of this Credit Agreement.

         "Lending Office" means, as to each Lender, its office located at its address set forth on Schedule 8.01 or such other office as such Lender may
                     -------------
hereafter designate as its Lending Office by notice to the Borrower and the Administrative Agent.

         "Lien" means, with respect to any asset, any mortgage, deed to secure debt, deed of trust, lien, pledge, charge, security interest, security title, preferential arrangement, which has the practical effect of constituting a security interest or encumbrance, or encumbrance or servitude of any kind in respect of such asset to secure or assure payment of a Debt or a Guarantee, whether by consensual agreement or by operation of statute or other law. For the purposes of this Credit Agreement, the Borrower or any Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capital Lease or other title retention agreement relating to such asset.

         "Loan" means an Alternate Base Rate Loan or a Eurodollar Loan and "Loans" means Alternate Base Rate Loans or Eurodollar Loans, or either or each of them, as the context shall require.

         "London Interbank Offered Rate" has the meaning set forth in Section 2.05(c).

         "Margin Stock" means "margin stock" as defined in Regulations T, U or X.

         "Material Adverse Effect" means, with respect to any event, act, condition or occurrence of whatever nature (including any adverse determination in any litigation, arbitration, or governmental investigation or proceeding), whether singly or in conjunction with any other event or events, act or acts, condition or conditions, occurrence or occurrences, whether or not related, a material adverse change in, or a material adverse effect upon, any of (a) the business, properties, prospects, operations or condition (financial or otherwise) of the Borrower and its Consolidated Subsidiaries (for the avoidance of doubt, to be deemed to include at all times the Acquired Company and its Subsidiaries) taken as a whole, (b) the material rights and remedies of the Lenders under the Credit Documents, or the ability of the Borrower to perform its material obligations under the Credit Documents to which it is a party, as applicable, or (c) the legality, validity or enforceability of any Credit Document.

         "Material Contract" means any contract or other arrangement, whether written or oral, to which the Borrower, the Acquired Company or any of their respective Subsidiaries is a party as to which contract the breach, nonperformance or cancellation of such contract by any party thereto could reasonably be expected to have a Material Adverse Effect.

         "Material Subsidiary" means, as of the date of any determination thereof, any Subsidiary that either: (a) owns assets having a book value equal to or greater than 5.0% of Consolidated Total Assets, or (b) had Net Income for any prior period of four consecutive Fiscal Quarters equal to or greater than 5.0% of Consolidated Net Income for the same four Fiscal Quarter period.

         "Multiemployer Plan" has the meaning set forth in Section 4001(a)(3) of ERISA.

         "Net Cash Proceeds" means the aggregate cash proceeds received by the Borrower or any Subsidiary in respect of any Asset Disposition, Equity Issuance or Debt Issuance, net of (a) direct costs (including, without limitation, reasonable legal, accounting and investment banking fees, and sales commissions), (b) taxes paid or payable as a result thereof, and (c) in the case of any Asset Disposition, any repayments by the Borrower or such Subsidiary of Debt (other than Debt under any of the Credit Documents) to the extent that such Debt is secured by a Lien on the property that is the subject of such Asset Disposition; it being understood that "Net Cash Proceeds" shall include, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received by the Borrower or any Subsidiary in any Asset Disposition, Equity Issuance or Debt Issuance.

         "Net Income" means, as applied to any Person for any period, the aggregate amount of net income of such Person, after taxes, for such period, as determined in accordance with GAAP.

         "Notes" means the promissory notes of the Borrower, substantially in the form of Exhibit 2.03, evidencing the obligation of the Borrower to repay the
            ------------
Loans.

         "Obligations" means, without duplication, all of the obligations of the Borrower and Guarantors, if any, to the Lenders and the Administrative Agent, whenever arising, under this Credit Agreement, the Notes or any of the other Credit Documents (including, but not limited to, any interest accruing after the occurrence of a filing of a petition of bankruptcy under the Bankruptcy Code with respect to the Borrower, regardless of whether such interest is an allowed claim under the Bankruptcy Code).

         "Participant" has the meaning set forth in Section 8.08(b).

         "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

         "Permitted Acquisition" means an Acquisition by the Borrower or any Subsidiary of the Borrower; provided that (a) in the case of an Acquisition of
                            --------
the capital stock of another Person, the board of directors (or other comparable governing body) of such other Person shall have duly approved such Acquisition,
(b) the Borrower shall have delivered to the Administrative Agent, prior to the closing of such Acquisition, a certificate of its chief financial officer, controller or treasurer demonstrating that, upon giving effect to such Acquisition on a pro forma basis, the

Borrower would be in compliance with all of the covenants set forth in Section 5.04, (c) the representations and warranties made by the Borrower in any Credit Document shall be true and correct in all material respects at and as if made as of the date of such Acquisition (after giving effect thereto) except to the extent such representations and warranties expressly relate to an earlier date,
(d) at the time of such Acquisition and after giving effect thereto, no Default or Event of Default shall exist or be continuing and (e) the aggregate consideration (including cash and non-cash consideration and any assumption of Debt) paid by the Borrower or any of its Subsidiaries for all such Acquisitions occurring after the Closing Date shall not exceed in the aggregate, during the term of this Credit Agreement, $50,000,000.

         "Permitted Investment" has the meaning set forth in Section 5.06.

         "Permitted Line of Business" means the manufacturing, marketing and or distribution of commercial or home furnishings and floor coverings and other reasonably related products and any "vertical integration" with respect thereto.

         "Permitted Receivables Financing" means (i) the sale of Transferred Assets by the Borrower or any of its Subsidiaries to a Receivables Financier,
(ii) a loan to the Borrower or any of its Subsidiaries secured by a pledge to a Receivables Financier of Transferred Assets or (iii) any other financing arrangement with the Borrower or any of its Subsidiaries whereby a Receivables Financier receives an interest in Transferred Assets from the Borrower or any of its Subsidiaries, provided that (A) the aggregate Attributed Principal Amount
                  --------
for all such receivables financings shall not at any time exceed $350,000,000,
(B) the terms of any such receivables financing shall, at the time such receivables financing is established, be consistent with those prevailing in the market for similar transactions involving a receivables originator/servicer of similar credit quality and an asset pool of similar characteristics and (C) the documentation for such transaction shall not be amended or modified in any material manner without the prior written approval of the Agents; provided that,
                                                                  --------
notwithstanding the above, any receivables financing of the Borrower in effect as of the Closing Date shall be deemed to be a Permitted Receivables Financing.

         "Person" means an individual, a corporation, a partnership, an unincorporated association, joint venture, limited liability company, a trust or any other entity, or organization, including, but not limited to, a government or political subdivision or an agency or instrumentality thereof.

         "Plan" means at any time an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under
Section 412 of the Code and is either (i) maintained by a member of the Controlled Group for employees of any member of the Controlled Group or (ii) maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which a member of the Controlled Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions.

         "Properties" means all real property owned, leased or otherwise used or occupied by the Borrower or any Subsidiary (which shall at all times be deemed to include the Acquired Company and its Subsidiaries), wherever located.

         "Receivables Financier" means any Person, other than a Subsidiary or Affiliate of the Borrower, who, in connection with a Permitted Receivables Financing, (i) purchases any accounts receivable, notes receivable, rights to future lease payments or residuals (collectively, together with any property relating thereto and the right to collections thereon, the "Transferred Assets") from the Borrower or any of its Subsidiaries, (ii) lends to the Borrower or any of its Subsidiaries and, in connection therewith, receives a pledge of such Transferred Assets and/or (iii) otherwise enters into any financing arrangement with the Borrower or any of its Subsidiaries whereby it receives an interest in such Transferred Assets from the Borrower or any of its Subsidiaries.

         "Recovery Event" means the receipt by the Borrower or any of its Subsidiaries of any cash insurance proceeds or condemnation award payable by reason of theft, loss, physical destruction or damage, taking or similar event with respect to any of their respective property or assets.

         "Redeemable Preferred Stock" of any Person means any preferred stock issued by such Person which is at any time prior to the Termination Date either
(i) mandatorily redeemable (by sinking fund or similar payments or otherwise) or
(ii) redeemable at the option of the holder thereof.

         "Regulation T" means Regulation T of the Board of Governors of the Federal Reserve System, as in effect from time to time, together with all official rulings and interpretations issued thereunder.

         "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time, together with all official rulings and interpretations issued thereunder.

         "Regulation X" means Regulation X of the Board of Governors of the Federal Reserve System, as in effect from time to time, together with all official rulings and interpretations issued thereunder.

         "Related Fund" means, with respect to any Lender, a special purpose entity that purchases or participates in such Lender's loans and for which such Lender is agent, advisor or manager for such special purpose entity.

         "Replacement Lender" has the meaning set forth in Section 7.06.

         "Required Lenders" means at any time Lenders having at least 50% of the aggregate amount of the Commitments, or if the Commitments are no longer in effect, holding at least 50% of the aggregate outstanding principal amount of the Notes; provided, that if there are only two Lenders at any time, Required
           --------
Lenders shall mean both Lenders, and if there are three Lenders at any time, Required Lenders shall mean at least two of such Lenders collectively holding more than 50% of the Commitments.

         "Restricted Payment" means (a) any dividend or other distribution, direct or indirect, on account of any shares of any class of Capital Stock of the Borrower or any of its Subsidiaries, now or hereafter outstanding (other than any dividend or distribution payable in Capital Stock), (b) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of Capital Stock of the Borrower or any of its Subsidiaries, now or hereafter outstanding, (c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of Capital Stock of the Borrower or any of its Subsidiaries, now or hereafter outstanding, or (d) any payment or prepayment of principal of, premium, if any, or interest on, redemption, purchase, retirement, defeasance, sinking fund or similar payment with respect to, any Subordinated Debt; provided that the term Restricted
                                        --------
Payment shall not include (A) payments in respect of Permitted Receivables Financings to the extent permitted hereunder or (B) the payment of royalties in the ordinary course of business from one Subsidiary to another Subsidiary.

         "Specified Sales" means (a) the sale, transfer, lease or other disposition of inventory and materials in the ordinary course of business and
(b) the sale, transfer or other disposition for fair market value on arm's length commercial terms of Permitted Investments described in clauses (b), (c),
(d), (e) or (j) of Section 5.06.

         "Stockholders' Equity" means, at any time, the stockholders' equity of the Borrower and its Consolidated Subsidiaries, as set forth or reflected on the most recent consolidated balance sheet of the Borrower and its Consolidated Subsidiaries prepared in accordance with GAAP, but excluding any Redeemable
                                               --- ---------
Preferred Stock of the Borrower or any of its Consolidated Subsidiaries. Stockholders' Equity generally would include, but not be limited to, (i) the par or stated value of all outstanding Capital Stock, (ii) capital surplus, (iii) retained earnings, and (iv) various deductions such as (A) purchases of treasury stock, (B) valuation allowances, (C) receivables due from an employee stock ownership plan, (D) employee stock ownership plan debt guarantees, and (E) foreign currency translation adjustments. Notwithstanding the foregoing, the Lenders hereby agree that the Financial Accounting Standards Board Statement of Financial Accounting Standards No. 121 ("FAS 121") relating to, among other things, the accounting for the impairment of long-lived assets, and its effect upon the consolidated financial statements of the Borrower as of and for the Fiscal Year ended December 31, 1996, shall be disregarded for the purposes of determining Stockholders' Equity, provided that any charge against income for the Fiscal Year ended December 31, 1996, resulting from the impairment of long-lived assets shall not exceed $2,000,000. In addition, the Lenders agree that the effect of that certain non-recurring $4,000,000 charge, incurred by Borrower during the fourth Fiscal Quarter of 1995 as a result of income tax reimbursement made to certain executives of Borrower relating to their exercise of certain stock options, shall be disregarded when determining Stockholders' Equity.

         "Subject Transactions" has the meaning set forth in Section 1.02.

         "Subordinated Debt" means any other Debt incurred by the Borrower and its Subsidiaries which by its terms is specifically subordinated in right of payment to the prior payment in full of the Obligations.

         "Subsidiary" means, with respect to a Person, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other individuals performing similar functions are at the time directly or indirectly owned by such Person.

         "Summerville City IRB" means that issuance of certain bonds by The Development Authority of the City of Summerville, Georgia, pursuant to the terms and conditions set forth in that certain Trust Indenture dated as of September l, 1997.

         "Term Loan Amount" means an amount up to SEVEN HUNDRED MILLION DOLLARS ($700,000,000), as requested by the Borrower.

         "Termination Date" means March 19, 2003.

         "Third Parties" means all lessees, sublessees, licensees and other users of the Properties, excluding those users of the Properties in the ordinary course of the Borrower's business and on a temporary basis.

         "Transferred Assets" has the meaning set forth in the definition of Receivables Financier.

         "Transferee" has the meaning set forth in Section 8.08(d).

         "Voting Stock" means, with respect to any Person, Capital Stock issued by such Person the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or individuals performing similar functions) of such Person, even though the right so to vote has been suspended by the happening of such a contingency.

         "Wholly Owned Subsidiary" means any Subsidiary all of the shares of capital stock or other ownership interests of which (except directors' qualifying shares) are at the time directly or indirectly owned by the Borrower or any Subsidiary.

         Section 1.02  Accounting Terms and Determinations.
                       -----------------------------------

         (a) Unless otherwise specified herein, all terms of an accounting character used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP, applied on a basis consistent (except for changes concurred in by the Borrower's independent public accountants or otherwise required by a change in GAAP) with the most recent audited consolidated financial statements of the Borrower delivered to the Lenders unless with respect to any such change concurred in by the Borrower's independent public accountants or required by GAAP, in determining compliance with any of the provisions of any of the Credit Documents: (i) the Borrower shall have objected to determining such compliance on such basis at the time of delivery of such financial statements, or (ii) the Required Lenders shall so object in writing within 30 days after the delivery of such financial statements, in either of which events the Lenders and the Borrower shall negotiate in good faith to resolve any existing disagreements regarding such calculations, provided, that if such disagreements are not resolved within 30 days after receipt or a notice of objection, such calculations shall be made on a basis consistent with those used in the preparation of the latest financial statements as to which such objection shall not have been made (which, if objection is made in respect of the first financial statements delivered under
Section 5.01, shall mean the financial statements referred to in Section 4.04).

     (b) With respect to any period during which an Acquisition or an Asset Disposition has occurred (each, a "Subject Transaction"), for purposes of determining compliance with the financial covenants set forth in Section 5.04, Consolidated EBITDA and Consolidated Interest Expense shall be calculated with respect to such period on a pro forma basis (including pro forma adjustments arising out of events which are directly attributable to a specific transaction, are factually supportable and are expected to have a continuing impact, in each case determined on a basis consistent with Article 11 of Regulation S-X promulgated under the Securities Act and as interpreted by the staff of the Securities and Exchange Commission, which would include cost savings resulting from head count reduction, closure of facilities and similar restructuring charges, which pro forma adjustments shall be certified by the chief financial officer, controller or treasurer of the Borrower and agreed to by the Agents) using the historical audited financial statements of any business so acquired or to be acquired or sold or to be sold and the consolidated financial statements of the Borrower and its Subsidiaries which shall be reformulated as if such Subject Transaction, and any Debt incurred or repaid in connection therewith, had been consummated or incurred or repaid at the beginning of such period (and assuming that such Debt bears interest during any portion of the applicable measurement period prior to the relevant acquisition at the weighted average of the interest rates applicable to outstanding Loans incurred during such period).

     Section 1.03   References.
                    ----------

     Unless otherwise indicated, references in this Credit Agreement to "Articles", "Exhibits", "Schedules", "Sections" and other Subdivisions are references to Articles, exhibits, schedules, sections and other subdivisions hereof. references in this Agreement to any document, instrument or agreement
(a) shall include all exhibits, schedules and other attachments thereto, (b) shall include all documents, instruments or agreements issued or executed in replacement thereof, to the extent permitted hereby and (c) shall mean such document, instrument or agreement, or replacement or predecessor thereto, as amended, supplemented, restated or otherwise modified from time to time to the extent permitted hereby and in effect at any given time. Unless explicitly set forth to the contrary, a reference to "Subsidiary" means a Subsidiary of the Borrower.

     Section 1.04   Use of Defined Terms.
                    --------------------

     All terms defined in this Credit Agreement shall have the same defined meanings when used in any of the other Credit Documents, unless otherwise defined therein or unless the context shall require otherwise.

     Section 1.05   Terminology.
                    -----------

     All personal pronouns used in this Credit Agreement, whether used in the masculine, feminine or neuter gender, shall include all other genders; the singular shall include the plural, and the plural shall include the singular. Titles of Articles and Sections in this Credit Agreement are for convenience only, and neither limit nor amplify the provisions of this Credit Agreement.

                                   ARTICLE II

                                   THE CREDIT
                                   ----------

     Section 2.01   Loans.
                    -----

             (a)    Loans. Subject to the terms and conditions set forth
                    -----

     herein, each Lender severally agrees, on the Closing Date to make a term loan (each a "Loan" and, collectively, the "Loans") to the Borrower, in Dollars, in an amount equal to such Lender's Commitment Percentage of the Term Loan Amount; provided that (i) the aggregate amount of Loans made
                       --------
     shall not exceed the Term Loan Amount and (ii) the Loans shall only be made in a single funding. Once repaid, the Loans may not be reborrowed.

             (b)    Funding of the Loans. If the Borrower desires for
                    --------------------
     Eurodollar Loans to be extended on the Closing Date, at least three (3) Eurodollar Business Days prior to the Closing Date, the Borrower shall deliver to the Administrative Agent a funding indemnity letter (the "Funding Indemnity Letter"), in form and substance satisfactory to the Agents, whereby the Borrower shall (i) request that the Term Loan Amount be extended to the Borrower in the form of Eurodollar Loans on the Closing Date and (ii) agree to indemnify the Lenders against any loss or expense incurred by the Lenders resulting from the failure of the Borrower to borrow the Eurodollar Loans on the Closing Date, whether as a result of the Credit Agreement not closing on the Closing Date or otherwise. If the Administrative Agent receives the Funding Indemnity Letter in accordance with the terms set forth above, the Term Loan Amount shall be extended to the Borrower as Eurodollar Loans on the Closing Date (subject to the satisfaction of the requirements set forth in Section 3.01). If the Administrative Agent does not receive the Funding Indemnity Letter in accordance with the terms set forth above, the Term Loan Amount shall be extended to the Borrower as Alternate Base Rate Loans on the Closing Date (subject to the satisfaction of the requirements set forth in Section 3.01). On the Closing Date, each applicable Lender will make its Commitment Percentage of the Term Loan Amount available to the Administrative Agent by deposit, in Dollars and in immediately available funds, at the Administrative Agent's Lending Office or at such other address as the Administrative Agent may designate in writing. The amount of the Loans will then be made available to the Borrower by the Administrative Agent as directed by the Borrower or, if no such direction is provided, by crediting the account of the Borrower on the books of such office of the Administrative Agent, to the extent the amount of such Loans are made available to the Administrative Agent.

             No Lender shall be responsible for the failure or delay by any other Lender in its obligation to make a Loan hereunder; provided, however, that the failure of any Lender to fulfill its obligations hereunder shall not relieve any other Lender of its obligations hereunder. If the Administrative Agent shall have received an executed signature page to this Credit Agreement (whether an original or via telecopy) from a Lender, the Administrative Agent and the Borrower may assume that such Lender has or will make the amount of its Loans available to the Administrative Agent on the Closing Date, and the Administrative Agent in reliance upon such assumption, may (in its sole discretion but without any obligation to do so) make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent, the Administrative Agent shall be able to recover such corresponding amount from such Lender. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent will promptly notify the Borrower, and the Borrower shall immediately pay such corresponding amount to the Administrative Agent. The Administrative Agent shall also be entitled to recover from the Lender or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the Borrower to the date such corresponding amount is recovered by the Administrative Agent at a per annum rate equal to (i) from the Borrower at the rate otherwise payable by the Borrower in respect of the Loans made available by the other Lenders and (ii) from a Lender at the Federal Funds Rate if paid within two (2) Domestic Business Days of the date of drawing and thereafter at a rate equal to the Alternate Base Rate.

     Section 2.02   Continuations and Conversions.
                    -----------------------------

             (a)    Generally. The Borrower shall have the option, on any
                    ---------
     Eurodollar Business Day, to continue existing Eurodollar Loans for a subsequent Interest Period, to convert Alternate Base Rate Loans into Eurodollar Loans, or to convert Eurodollar Loans into Alternate Base Rate Loans; provided, however, that (i) each such continuation or conversion must be requested by the Borrower pursuant to a written Notice of Continuation/Conversion, in the form of Exhibit 2.02, in compliance with
                                             ------------
     the terms set forth below, (ii) Eurodollar Loans may only be continued or converted on the last day of the Interest Period applicable thereto, (iii) Eurodollar Loans may not be continued nor may Alternate Base Rate Loans be converted into Eurodollar Loans during the existence and continuation of a Default or Event of Default and (iv) any request to continue a Eurodollar Loan that fails to comply with the terms hereof or any failure to request a continuation of a Eurodollar Loan at the end of an Interest Period shall result in a conversion of such Eurodollar Loan to a Alternate Base Rate Loan on the last day of the applicable Interest Period (it being understood that no such failure shall constitute a Default or Event of Default). Each continuation or conversion must be requested by the Borrower no later than 11:00 a.m. (A) on the day of a requested conversion of a Eurodollar Loan to a Alternate Base Rate Loan or (B) three (3) Eurodollar Business Days prior to the date for a requested continuation of a Eurodollar Loan or conversion of an Alternate Base Rate Loan to a Eurodollar Loan, in each case pursuant to a written Notice of Continuation/Conversion submitted to the Administrative Agent (which shall promptly notify each of the Lenders) which shall set forth (x) whether the Borrower wishes to continue or convert such Loans and (y) if the request is to continue a Eurodollar Loan or convert an Alternate Base Rate Loan to a Eurodollar Loan, the Interest Period applicable thereto.

             (b)    Minimum Amounts. Each request for a conversion or
                    ---------------
     continuation shall be subject to the requirements that (i) each Eurodollar Loan shall be in a minimum amount of $25,000,000 and in integral multiples of $5,000,000 in excess thereof, (ii) each Alternate Base Rate Loan shall be in a minimum amount of $10,000,000 (and integral multiples of $1,000,000 in excess thereof) and (iii) no more than four Eurodollar Loans shall be outstanding at any one time. For the purposes of this Section 2.02(b), all Eurodollar Loans with the same Interest Periods beginning on the same date shall be considered as one Eurodollar Loan, but Eurodollar Loans with different Interest Periods, even if they begin or end on the same date, shall be considered as separate Eurodollar Loans.

     Section 2.03   Notes.
                    -----

     The Loans of each Lender shall be evidenced by a single Note made by the Borrower payable to the order of such Lender for the account of its Lending Office in an amount equal to the original principal amount of such Lender's Commitment.

     Section 2.04   Maturity of Loans.
                    -----------------

     All Loans shall mature and be due and payable in full on the Termination Date.

     Section 2.05   Interest Rates.
                    --------------

             (a) "Applicable Margin" means, for any day, the rate per annum set forth below opposite the applicable Level then in effect based on the Borrower's then current Debt Rating, it being understood that the Applicable Margin for (i) Loans which are Alternate Base Rate Loans shall be the percentage set forth under the column "Alternate Base Rate Margin" and (ii) Loans which are Eurodollar Loans shall be the percentage set forth under the column "Eurodollar Rate Margin":

                ----------------------------------------------------------------
                                                Alternate     Eurodollar Rate
                                                Base Rate         Margin
                   Level          Rating          Margin
                ----------------------------------------------------------------
                     I         BBB-/Baa3 or       0.000%          1.375%
                                  higher
                ----------------------------------------------------------------
                    II           BB+/Ba1          0.250%          1.750%
                ----------------------------------------------------------------
                    III      BB/Ba2 or lower      0.500%          2.000%
                ----------------------------------------------------------------

     ; provided, however, that the Applicable Margin for Eurodollar Loans and for Alternate Base Rate Loans shall increase by an additional 0.250% as of the end of each 90 day period after the Closing Date that Loans remain outstanding (i.e. assuming no downgrading of the Borrower's Debt Rating throughout such period, if the Borrower's Debt Rating is BBB-/Baa3, then beginning as of the end of the first 90 day period the Applicable Margin for Eurodollar Loans would be 1.625% and for Alternate Base Rate Loans would be 0.25% and beginning as of the end of the second 90 day period the Applicable Margin for Eurodollar Loans would be 1.875% and for Alternate Base Rate Loans would be 0.50%. If the Borrower's Debt Rating is downgraded during such period, the increase of 0.25% shall be added to the then prevailing rate at the end of such period).

             Any change in the Applicable Margin due to a change in the Debt Rating shall be effective on the effective date of such change in the Debt Rating. Notwithstanding the foregoing, the Borrower shall be obligated to provide notice to the Administrative Agent and the Lenders of any change in the Debt Rating in accordance with Section 5.03(e).

             If (a) only one of S&P and Moody's at any time of determination shall have in effect a Debt Rating, the Applicable Margin shall be determined by reference to the available rating, (b) neither S&P nor Moody's at any time of determination shall have in effect a Debt Rating, the Applicable Margin will be set in accordance with Level III, (c) the ratings established by S&P and Moody's shall fall within different levels, the Applicable Margin shall be based upon the lower rating, (d) any rating established by S&P or Moody's shall be changed, such change shall be effective as of the date on which such change is first announced publicly by the rating agency making such change, and (e) S&P or Moody's shall change the basis on which ratings are established, each reference to the Debt Rating announced by S&P or Moody's, as the case may be, shall refer to the then equivalent rating by S&P or Moody's, as the case may be.

             (b) Each Alternate Base Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made until it becomes due, at a rate per annum equal to the Alternate Base Rate for such day plus the Applicable Margin. Such interest shall be payable for each Interest Period on the last day thereof, but no less frequently than quarterly. Any overdue principal of and, to the extent permitted by applicable law, overdue interest on any Alternate Base Rate Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the Default Rate.

             (c) Each Eurodollar Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the sum of the Applicable Margin plus the applicable Adjusted London Interbank Offered Rate for such Interest Period; provided that if any Eurodollar Loan shall, as a result of paragraph (l)(c)
     --------
     of the definition of Interest Period, have an Interest Period of less than one month, such Eurodollar Loan shall bear interest during such Interest Period at the rate applicable to Alternate Base Rate Loans during such period. Such interest shall be payable for each Interest Period on the last day thereof. Any overdue principal of and, to the extent permitted by law, overdue interest on any Eurodollar Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the Default Rate.

          The "Adjusted London Interbank Offered Rate" applicable to any Interest Period means a rate per annum equal to the quotient obtained (rounded upwards, if necessary, to the next higher 1/100/th/ of 1%) by dividing (i) the applicable London Interbank Offered Rate for such Interest Period by (ii) 1.00 minus the Eurodollar Reserve Percentage.

          The "London Interbank Offered Rate" applicable to any Eurodollar Loan means for the Interest Period of such Eurodollar Loan, the rate per annum determined on the basis of the offered rate for deposits in Dollars of amounts equal or comparable to the principal amount of such Eurodollar Loan offered for a term comparable to such Interest Period, which rates appear on Telerate Page 3750 effective as of 11:00 A.M., London time, two (2) Eurodollar Business Days prior to the first day of such Interest Period, provided that (i) if more than one such offered rate appears on Telerate
     --------
     Page 3750, the "London Interbank Offered Rate" will be the arithmetic average (rounded upward, if necessary, to the next higher 1/100/th/ of 1%) of such offered rates; (ii) if no such offered rates appear on such page, the "London Interbank Offered Rate" for such Interest Period will be the arithmetic average (rounded upward, if necessary, to the next higher 1/100/th/ of 1%) of rates quoted by not less than two major banks in New York City, selected by the Administrative Agent, at approximately 10:00 A.M., Eastern time, two (2) Eurodollar Business Days prior to the first day of such Interest Period, for deposits in Dollars offered to leading European banks for a period comparable to such Interest Period in an amount comparable to the principal amount of such Eurodollar Loan.

          "Eurodollar Reserve Percentage" means, with respect to a given Lender, for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the actual reserve requirement for such Lender in respect of "Eurocurrency liabilities" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Eurodollar Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Lender to United States residents). The Adjusted London Interbank Offered Rate shall be adjusted automatically on and as of the effective date of any change in the Eurodollar Reserve Percentage.

          (d) The Administrative Agent shall determine the interest rates applicable to the Loans hereunder. The Administrative Agent shall give prompt notice to the Borrower and the other Lenders (by telephone or facsimile transmission) of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error.

     Section 2.06 Fees.
                  ----

     The Borrower shall pay to each Lender the fees payable to such Lender as mutually agreed in writing as of the Closing Date.

     Section 2.07  Pro Rata Treatment and Payments after Event of Default.
                   ------------------------------------------------------

          (a)      Generally. Each payment under this Credit Agreement or any
                   ---------
     Note shall be applied, first, to any fees then due and owing by the
                            -----
     Borrower pursuant to Section 2.06, second, to interest then due and owing
                                        ------
     in respect of the Loans and, third, to principal of the Loans then due and
                                  -----
     owing. Each payment on account of any fees pursuant to Section 2.06 shall be made pro rata in accordance with the respective amounts due and owing.
             --- ----
     Each payment (other than prepayments) by the Borrower on account of principal of and interest on the Loans, shall be made pro rata according to
                                                           --- ----
     the respective amounts due and owing. Each mandatory prepayment on account of principal of the Loans shall be applied in accordance with Section 2.10; provided, that prepayments made pursuant to Section 7.02 shall be applied
     --------
     in accordance with such section. All payments (including prepayments) to be made by the Borrower on account of principal, interest and fees shall be made without defense, set-off or counterclaim.

          (b)      Allocation of Payments After Event of Default.
                   ---------------------------------------------
     Notwithstanding any other provisions of this Credit Agreement to the contrary, after the occurrence and during the continuance of an Event of Default, all amounts collected or received by the Administrative Agent or any Lender on account of the Obligations or any other amounts outstanding under any of the Credit Documents shall be paid over or delivered as follows:

          FIRST, to the payment of all reasonable out-of-pocket costs and expenses (including without limitation reasonable attorneys' fees actually incurred) of the Administrative Agent in connection with enforcing the rights of the Lenders under the Credit Documents;

          SECOND, to payment of any fees owed to the Administrative Agent;

          THIRD, to the payment of all reasonable out-of-pocket costs and expenses (including without limitation, reasonable attorneys' fees actually incurred) of each of the Lenders in connection with enforcing its rights under the Credit Documents or otherwise enforcing its rights with respect to the Obligations owing to such Lender;

          FOURTH, to the payment of all of the Obligations consisting of accrued fees and interest;

          FIFTH, to the payment of the outstanding principal amount of the Obligations;

          SIXTH, to all other Obligations which shall have become due and payable under the Credit Documents or otherwise and not repaid pursuant to clauses "FIRST" through "FIFTH" above; and

          SEVENTH, to the payment of the surplus, if any, to whomever may be lawfully entitled to receive such surplus.

     In carrying out the foregoing, (i) amounts received shall be applied in the numerical order provided until exhausted prior to application to the next succeeding category; and (ii) each of the Lenders shall receive an amount equal to its pro rata share (based on the proportion that the then outstanding Loans held by such Lender bears to the aggregate then outstanding Loans) of amounts available to be applied pursuant to clauses "THIRD", "FOURTH", "FIFTH" and "SIXTH" above.

     Section 2.08 Mandatory Reduction and Termination of Commitments.
                  --------------------------------------------------

     The Commitments shall terminate on the Termination Date and any Loans then outstanding (together with accrued interest thereon) shall be due and payable by the Borrower on such date.

     Section 2.09 Optional Prepayments.
                  --------------------

          (a) The Borrower may prepay any Alternate Base Rate Borrowing in whole at any time, or from time to time in part in amounts aggregating at least $10,000,000 or any larger amount, by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment.

          (b) Subject to Section 7.05, the Borrower may, upon at least three (3) Eurodollar Business Days' notice to the Administrative Agent, prepay any Eurodollar Loan in whole at any time, or from time to time in part, prior to the maturity thereof, in amounts aggregating at least $25,000,000 or any larger amount, by paying the principal amount to be prepaid together with accrued interest thereon to the date of the prepayment

          (c) Upon the Administrative Agent's receipt of a notice of prepayment pursuant to this Section, such notice shall not thereafter be revocable by the Borrower.

     Section 2.10 Mandatory Prepayments.
                  ---------------------

          (a)     Asset Dispositions. Promptly following any Asset Disposition,
                  ------------------
     the Borrower shall prepay the Loans in an aggregate amount equal to the Net Cash Proceeds derived from such Asset Disposition (such prepayment to be applied as set forth in clause (d) below); provided, however, the provisions of this clause (a) shall not apply to (i) any Asset Disposition to the extent the Net Cash Proceeds thereof are used to purchase or otherwise acquire replacement assets within 90 days prior to or 180 days after the receipt of such Net Cash Proceeds or (ii) any Asset Disposition or Asset Dispositions where the amount of Net Cash Proceeds does not exceed $10,000,000 in the aggregate in any fiscal year.

          (b)     Issuances. Immediately upon receipt by the Borrower or any of
                  ---------
     its Subsidiaries of proceeds from (i) any Debt Issuance, the Borrower shall prepay the Loans in an aggregate amount equal to one hundred percent (100%) of the Net Cash Proceeds of such Debt Issuance to the Lenders (such prepayment to be applied as set forth in clause (d) below) or (ii) any Equity Issuance, the Borrower shall prepay the Loans in an aggregate amount equal to one hundred percent (100%) of the Net Cash Proceeds of such Equity Issuance to the Lenders (such prepayment to be applied as set forth in clause (d) below); provided, however, (A) the
                                                --------  -------
     provisions of the preceding clause (i) shall not apply to any Debt permitted to be incurred pursuant to Section 5.17 and (B) the provisions of the preceding clause (ii) shall not apply to any Equity Issuance issued in exchange for any other Capital Stock of the Borrower to the extent no Net Cash Proceeds shall be generated from any such transaction.

          (c)      Recovery Event. To the extent the Borrower or any of its
                   --------------
     Subsidiaries receives cash proceeds in connection with a Recovery Event which are not applied toward the repair, replacement or relocation of damaged properties within 270 days after the receipt by such Person of such cash proceeds, the Borrower shall prepay the Loans in an aggregate amount equal to 100% of such cash proceeds to the Lenders (such prepayment to be applied as set forth in clause (d) below).

          (d)      Application of Mandatory Prepayments. All amounts required
                   ------------------------------------
     to be paid pursuant to Section 2.10(a) through (c) shall be applied to the Lenders on a pro rata basis, first to Alternate Base Rate Loans and then to Eurodollar Rate Loans pro rata to the remaining Interest Period maturities. All prepayments under this Section 2.10 shall be subject to Section 7.05 and be accompanied by interest on the principal amount prepaid through the date of prepayment.

     Section 2.11  General Provisions as to Payments.
                   ---------------------------------

          (a) The Borrower shall make each payment of principal of, and interest on, each Lender's Loans and of each Lender's fees hereunder, not later than 11:00 A.M. (Eastern time) on the date when due, in federal or other funds immediately available at the place where payment is due, to the Administrative Agent at its address set forth on Schedule 8.01 or at such
                                                      -------------
     other address as the Administrative Agent shall notify the Borrower in writing from time to time.

          (b) Whenever any payment of principal of, or interest on, the Alternate Base Rate Loans or of fees shall be due on a day which is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business Day. Whenever any payment of principal of or interest on, the Eurodollar Loans shall be due on a day which is not a Eurodollar Business Day, the date for payment thereof shall be extended to the next succeeding Eurodollar Business Day unless such Eurodollar Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding Eurodollar Business Day.

     Section 2.12  Computation of Interest and Fees.
                   --------------------------------

     Interest on Alternate Base Rate Loans shall be computed on the basis of the actual number of days elapsed in a 365/366 day year (including the first day but excluding the last day). Interest on Eurodollar Loans shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed, calculated as to each Interest Period from and including the first day thereof to but excluding the last day thereof. Any fees payable hereunder shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).

         Section 2.13 Default Rate.
                      ------------

         Upon the occurrence, and during the continuance, of an Event of Default, the principal of and, to the extent permitted by law, interest on the Loans and any other amounts owing hereunder or under the other Credit Documents shall bear interest, payable on demand, at the Default Rate.

                                   ARTICLE III

                            CONDITIONS TO BORROWINGS

         Section 3.01 Closing Conditions.
                      ------------------

         The obligations of each Lender under this Credit Agreement are subject to the receipt by the Administrative Agent of the following (in sufficient number of counterparts (except as to the Notes) for delivery of a counterpart to each Lender; it being acknowledged and agreed that each Lender shall receive a copy of the executed signature pages to the Credit Agreement and a copy of such Lender's respective Note prior to funding):

                 (a)  Execution of Credit Documents. (i) Counterparts of this
                      -----------------------------
         Credit Agreement, executed by a duly authorized officer of each party hereto and (ii) a Note for the account of each Lender, each in form and substance reasonably acceptable to the Administrative Agent, in each case executed by a duly authorized officer of each party thereto.

                 (b)  Authority Documents.  A secretary's  certificate addressed
                      -------------------
         to the Administrative Agent, on behalf of the Lenders, with respect to the following:

                      (i)    Charter Documents.  A copy of the certificate of
                             -----------------
                 incorporation of the Borrower certified to be true and complete as of a recent date by the appropriate Governmental Authority of the state of its incorporation.

                      (ii)   Resolutions. Copies of the resolutions of the board
                             -----------
                 of directors of the Borrower and the Acquired Company, approving the Borrower's entering into of the Credit Agreement and the Borrower's and the Acquired Company's entering into of the Acquisition Agreement, and the consummations of the transactions contemplated therein, and authorizing execution and delivery thereof, certified by an officer of such Person, as of the Closing Date to be true and correct and in force and effect as of such date.

                      (iii)  Bylaws. Copies of the bylaws of the Borrower
                             ------
                  certified by an officer of the Borrower as of the Closing Date to be true and correct and in force and effect as of such date.

                         (iv)  Good Standing. Copies of certificates of good
                               -------------
                  standing, existence or its equivalent with respect to the Borrower certified as of a recent date by the appropriate Governmental Authorities of the state of incorporation or organization and each other state in which the failure to so qualify and be in good standing could reasonably be expected to have a Material Adverse Effect.

                         (v)   Incumbency.  An incumbency certificate of the
                               ----------
                  Borrower certified by a secretary or assistant secretary to be true and correct as of the Closing Date.

                  (c)    Legal Opinion of Counsel. An opinion or opinions of
                         ------------------------
         legal counsel (including local counsel) for the Borrower, dated as of the Closing Date and addressed to the Administrative Agent and the Lenders, in form and substance reasonably acceptable to the Administrative Agent.

                  (d)    Litigation. There shall not exist any pending or
                         ----------
         threatened litigation, proceeding, bankruptcy or insolvency, injunction, order or claim affecting or relating to the Borrower, the Acquired Company or any of their respective Subsidiaries, this Credit Agreement and the other Credit Documents or the Dal-Tile Acquisition that in the judgment of any Agent could reasonably be expected to have a Material Adverse Effect, that has not been settled, dismissed, vacated, discharged or terminated prior to the Closing Date.

                  (e)    Fees and Expenses.  Evidence that all fees, if any,
                         -----------------
         owing  pursuant to the Fee Letter and Section 2.06 have been paid.

                  (f)    Reliance. A copy of each material opinion, report and
                         --------
         agreement required to be delivered pursuant to the Acquisition Documents in connection with the Dal-Tile Acquisition and related transactions, and to the extent available, a letter from each Person delivering any such opinion authorizing reliance thereon by the Agents and the Lenders, all in form and substance reasonably satisfactory to the Agents.

                  (g)    Account Designation Letter.  A copy of an executed
                         --------------------------
         Account Designation Letter in the form of Schedule 1.01(a) hereto.
                                                   ----------------

                  (h)    Dal-Tile Acquisition. The corporate and capital
                         --------------------
         structure of the Borrower and its subsidiaries after giving effect to the Dal-Tile Acquisition and the other related transactions shall be as set forth on Schedule 4.08. All legal, tax, accounting business and
                      -------------
         other matters relating to the Dal-Tile Acquisition or to the Borrower and its subsidiaries after giving effect thereto, shall be satisfactory in all material respects to each Agent. All documentation related to the Dal-Tile Acquisition (including without limitation the purchase agreements and all schedules thereto, employment agreements, and any other material agreements including merger agreements) shall be satisfactory to each Agent in all material respects. The representations and warranties in the Acquisition Agreement shall be accurate in all material respects as of the Closing Date and the conditions contained therein shall have been satisfied as of such date and the Administrative

         Agent, on behalf of the Lenders, shall have received a final copy of the Acquisition Agreement and any other material documents executed in connection therewith requested by the Agents, and all amendments or supplements thereto, certified by a officer of the Borrower to be true and correct and in full force and effect.

                  (i) Consents. All governmental, shareholder and material third
                      --------
         party consents and approvals (including, without limitation, consents and approvals of the Board of Directors of the Acquired Company) necessary in connection with the transactions contemplated by the Acquisition Documents and the financings and other transactions contemplated hereby shall have been obtained and all applicable waiting periods shall have expired without any action being taken by any authority that could restrain, prevent or impose any material adverse conditions on such transactions or that could seek or threaten any of the foregoing.

                  (j) Compliance with Laws. The financings and other
                      --------------------
         transactions contemplated hereby shall be in compliance with all applicable laws and regulations (including Environmental Requirements and all applicable securities and banking laws, rules and regulations).

                  (k) Lien Searches. The Agents shall have received the results
                      -------------
         of lien searches with respect to the Borrower, the Acquired Company and their respective Subsidiaries, in such jurisdictions as selected by the Agents, and the Agents shall be satisfied with the results thereof.

                  (l) Financial Statements.  The Agents and the Lenders shall
                      --------------------
         have received final audited financial statements for the Borrower and the Acquired Company for the fiscal years ended 1999, 2000 and 2001.

                  (m) Sources and Uses of Funds. The Agents shall have received
                      -------------------------
         a memorandum detailing the sources and uses of the funds to be used to consummate the Dal-Tile Acquisition, the other transactions contemplated by this Credit Agreement and the other Credit Documents and related expenses, in form and substance reasonably satisfactory to the Agents.

                  (n) Pro Forma Opening Balance Sheet and Updated Projections:
                      -------------------------------------------------------
         The Agents and the Lenders shall have received (i) an unaudited pro forma condensed, combined, consolidated balance sheet of the Borrower and its Subsidiaries as of December 31, 2001 giving pro forma effect to the Dal-Tile Acquisition (the "Pro Forma Balance Sheet") and (ii) five-year projections ("Five-Year Projections") together with such information as the Agents and the Lenders may reasonably request to confirm the tax, legal, and business assumptions made in such Pro Forma Balance Sheet and Five-Year Projections. The Pro Forma Balance Sheet and Five-Year Projections must demonstrate, in the reasonable judgment of each Agent, together with all other information then available to the Agents and the Lenders, the ability of the Borrower and its Subsidiaries, taken as a whole, to repay their debts and satisfy their respective other obligations as and when due.

                  (o) Financial Requirement Certificate. The Borrower shall have
                      ---------------------------------
         demonstrated to the Administrative Agent, by delivery of an officer's certificate providing detailed calculations thereof, the following: (i) pro forma adjusted Consolidated EBITDA (as approved by the Agents) of the Borrower, the Acquired Company and their respective Subsidiaries for the twelve consecutive calendar month period ending as of the end of the calendar month immediately preceding the Closing Date shall be greater than or equal to $500,000,000 and (ii) the aggregate amount of Debt of the Borrower, the Acquired Company and their respective Subsidiaries shall be less than or equal to $1,500,000,000.

                  (p) Material Adverse Change. Since the date of the last set of
                      -----------------------
         audited financial statements of the Borrower delivered to the Agents prior to the Closing Date, in the reasonable determination of the Agents, there shall not have been any occurrence or happening resulting in a Material Adverse Effect or an event, condition or state of facts that could reasonably be expected to have a Material Adverse Effect.

                  (q) Officer's Certificates. The Administrative Agent, on
                      ----------------------
         behalf of the Lenders, shall have received a certificate or certificates executed by the chief financial officer or treasurer of the Borrower certifying that (A) the Borrower and its Consolidated Subsidiaries are, and to the best of his knowledge having made due inquiry, the Acquired Company and its Subsidiaries are, in compliance with all existing material financial obligations, (B) all governmental, shareholder and third party consents and approvals, if any, with respect to the Credit Documents, the Acquisition Documents and the transactions contemplated thereby have been obtained, (C) no action, suit, investigation or proceeding is pending or threatened in any court or before any arbitrator or governmental instrumentality that purports to affect the Borrower, the Acquired Company or any of their respective Subsidiaries or any transaction contemplated by the Credit Documents, which action, suit, investigation or proceeding could reasonably be expected to have a Material Adverse Effect, and (D) immediately after giving effect to this Credit Agreement, the other Credit Documents, the Acquisition Documents and all the transactions contemplated therein to occur on such date, (1) the Borrower is solvent, (2) no Default or Event of Default exists, (3) all representations and warranties contained herein, in the other Credit Documents and, to the best knowledge of the Borrower, in the Acquisition Documents are true and correct in all material respects and (4) the Borrower is in compliance with each of the financial covenants set forth in Section 5.04 on a pro forma basis after giving effect to the Dal-Tile Acquisition and the Borrowing of Loans hereunder, together with detailed covenant compliance calculations providing evidence thereof.

                  (r) Debt Rating. The Borrower shall have obtained with a
                      -----------
         stable outlook as of the Closing Date, after giving effect to the Dal-Tile Acquisition, a senior unsecured long-term, non-credit enhanced debt rating of at least BBB- from Standard & Poor's Ratings Group and at least Baa3 from Moody's Investor Service, Inc.

                  (s) Additional Matters. Each of the Agents and the Lenders
                      ------------------
         shall have received such other documents, agreements and opinions in connection with the Credit

       Documents, all satisfactory in form and substance, as any Agent or any Lender may reasonably request.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

       The Borrower represents and warrants that:

       Section 4.01  Corporate Existence and Power.
                     -----------------------------

       The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, is duly qualified to transact business in every jurisdiction where, by the nature of its business, such qualification is necessary and where failure to be so qualified could have or create a reasonable possibility of causing a Material Adverse Effect, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

       Section 4.02  Corporate and Governmental Authorization; No Contravention.
                     ----------------------------------------------------------

       The execution, delivery, and performance by the Borrower of this Credit Agreement, the Notes and the other Credit Documents to which it is a party (i) are within its corporate powers, (ii) have been duly authorized by all necessary corporate action, (iii) require no action by or in respect of or filing with, any governmental body, agency or official (other than routine filings with the Securities and Exchange Commission), (iv) do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or bylaws of the Borrower, the Acquired Company or any of their respective Subsidiaries or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Borrower, the Acquired Company or any of their respective Subsidiaries, and (v) do not result in the creation or imposition of any Lien on any asset of the Borrower, the Acquired Company or any of their respective Subsidiaries other than the Liens arising under or contemplated in connection with the Credit Documents.

       Section 4.03  Binding Effect.
                     --------------

       This Credit Agreement constitutes a valid and binding agreement of the Borrower enforceable in accordance with its terms, and the Notes and the other Credit Documents, when executed and delivered in accordance with this Credit Agreement, will constitute valid and binding obligations of the Borrower (provided that the Borrower is a party to any such Credit Document) enforceable in accordance with their respective terms, provided that the enforceability
                                           --------
hereof and thereof is subject in each case to general principles of equity and to bankruptcy, insolvency and similar laws affecting the enforcement of creditors' rights generally.

     Section 4.04 Financial Information.
                  ---------------------

            (a) The consolidated balance sheets of the Borrower and its Consolidated Subsidiaries for the Fiscal Years ended 1999, 2000 and 2001, and the related consolidated statements of income, shareholders' equity and cash flows for such Fiscal Years, reported on by KPMG LLP, copies of which have been delivered to each of the Lenders fairly present in all material respects, in conformity with GAAP, the consolidated financial position of the Borrower and its Consolidated Subsidiaries as of such dates and their consolidated results of operations and cash flows for such periods stated.

            (b) The consolidated balance sheets of the Acquired Company and its subsidiaries for the Fiscal Years ended 1999, 2000 and 2001, and the related consolidated statements of income, shareholders' equity and cash flows for such Fiscal Years, reported on by Ernst & Young LLP, copies of which have been delivered to each of the Lenders, fairly present in all material respects, in conformity with GAAP, the consolidated financial position of the Acquired Company and its subsidiaries as of such dates and their consolidated results of operations and cash flows for such periods stated.

            (c) Since December 31, 2001, there has been no event, act, condition or occurrence having, or which could reasonably be expected to have, a Material Adverse Effect.

     Section 4.05 No Litigation.
                  -------------

     Except as set forth on Schedule 4.05, as of the date hereof, there is no
                            -------------
action, suit or proceeding pending, or to the knowledge of the Borrower threatened in writing, against or affecting the Borrower, the Acquired Company or any of their respective Subsidiaries before any court or arbitrator or any governmental body, agency or official which could reasonably be expected to have a Material Adverse Effect.

     Section 4.06 Compliance with ERISA.
                  ---------------------

            (a) The Borrower and each member of the Controlled Group have fulfilled their obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and are in compliance with the presently applicable provisions of ERISA and the Code (except where such noncompliance could not reasonably be expected to have a Material Adverse Effect), and have not incurred any liability to the PBGC under Title IV of ERISA (other than premiums payable to the PBGC in the normal course).

            (b) Neither the Borrower nor any member of the Controlled Group is obligated to contribute to any Multiemployer Plan.

     Section 4.07 Taxes.
                  -----
     There have been filed on behalf of the Borrower, the Acquired Company and each their respective Subsidiaries all Federal, state and local income, excise, property, and other tax returns which are required to be filed by them and all taxes due pursuant to such returns or pursuant to all assessments (including interest and penalties) received by or on behalf of the Borrower, the Acquired Company or any of their respective Subsidiaries have been paid or valid and effective extensions therefor have been obtained. The charges, accruals and reserves on the books of the Borrower, the Acquired Company and each their respective Subsidiaries in respect of taxes or other governmental charges are, in the opinion of the Borrower, adequate. United States income tax returns of the Borrower, the Acquired Company and each their respective Subsidiaries have been examined and closed through the Fiscal Year ended 1996 and the United States income tax returns of the Acquired Company and its Subsidiaries have been examined and closed through the Fiscal Year ended 1990. Neither the Borrower, the Acquired Company, nor any of their respective Subsidiaries is aware as of the Closing Date of any proposed tax assessments against them or any of their Subsidiaries or the Acquired Company or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect.

     Section 4.08 Subsidiaries.
                  ------------

     Each of the Borrower's Subsidiaries is duly organized or formed, validly existing and in good standing under the laws of the jurisdiction of its creation and organization, and has all powers (by virtue of its creation and organization) and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted. As of the date hereof, the Borrower has no Subsidiaries except for those Subsidiaries listed on
Schedule 4.08, which accurately sets forth each such Subsidiary's complete name
-------------
and jurisdiction of creation and organization.

     Section 4.09 Not an Investment Company.
                  -------------------------

     None of the Borrower, the Acquired Company or any of their respective Subsidiaries is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

     Section 4.10 Ownership of Assets; Liens.
                  --------------------------

     Each of the Borrower and its Consolidated Subsidiaries is the owner (or lessee) of, and in the case of owned assets has good and marketable title to, all of its respective assets, and none of its respective assets is subject to any Lien except as permitted in Section 5.07.

     Section 4.11 No Default.
                  ----------

     Neither the Borrower, nor any of its Consolidated Subsidiaries (including the Acquired Company and its Consolidated Subsidiaries) is in default under or with respect to any agreement, instrument or undertaking to which it is a party or by which it or any of its property is bound which could reasonably be expected to have or cause a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

     Section 4.12 Full Disclosure.
                  ---------------

     All information, other than the Projections (as defined below), which has been or is hereafter made available by or on behalf of the Borrower or any of its Subsidiaries to the Administrative Agent or any Lender for purposes of or in connection with this Credit Agreement, any other Credit Document, any Acquisition Document, or any transaction contemplated hereby or thereby, is and will be complete and correct in all material respects and does not and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein not misleading; provided, however, with respect to any such information relating to the Acquired Company or any of its Subsidiaries that was made available to the Administrative Agent or any Lender prior to the Closing Date, the foregoing representation is made only to the Borrower's knowledge. All financial projections concerning the Borrower, the Acquired Company and their respective Subsidiaries that have been or are hereafter made available by or on behalf of the Borrower or any of its Subsidiaries to the Administrative Agent or any Lender for purposes of or in connection with this Credit Agreement, any other Credit Document, any Acquisition Document, or any transaction contemplated hereby or thereby (the "Projections") have been or will be prepared in good faith based upon reasonable assumptions. There is no fact now known to the Borrower which has, or could reasonably be expected to have, a Material Adverse Effect which fact has not been set forth herein, in the financial statements of the Borrower and its Consolidated Subsidiaries furnished to the Administrative Agent and/or the Lenders, or in any certificate, opinion or other written statement made or furnished by the Borrower to the Administrative Agent and/or the Lenders.

     Section 4.13 Environmental Matters.
                  ---------------------

             (a)  Except as disclosed on Schedule 4.13, to the best knowledge of
                                         -------------
     the Borrower, after due inquiry (which does not necessarily mean the performance of a phase I environmental audit), (a) neither the Borrower nor any Subsidiary is subject to any Environmental Liability and (b) neither the Borrower nor any Subsidiary has been designated as a potentially responsible party under CERCLA or under any state statute similar to CERCLA. To the best knowledge of the Borrower, after due inquiry (which does not necessarily mean the performance of a phase I environmental audit), none of the Properties has been identified on any current or proposed (i) National Priorities List under 40 C.F.R. Section 300, (ii) CERCLIS list or (iii) any list arising from a state statute similar to CERCLA.

             (b)  Except as disclosed on Schedule 4.13, to the best knowledge of
                                         -------------
     the Borrower, after due inquiry (which does not necessarily mean the performance of a phase I environmental audit), no Hazardous Materials have been or are being used, produced, manufactured, processed, treated, recycled, generated, stored, disposed of, managed or otherwise handled at, or shipped or transported to or from the Properties or are otherwise present at, on, in or under the Properties, or, to the best of the knowledge of the

     Borrower, at or from any adjacent site or facility, except for (i) Hazardous Materials, such as cleaning solvents, combustion enhancers, pesticides and other materials used, produced, manufactured, processed, treated, recycled, generated, stored, disposed of, managed, or otherwise handled in the ordinary course of business in compliance with all applicable Environmental Requirements, and (ii) Hazardous Materials with respect to which the presence thereof, any required remediation with respect thereto, or the expenses, fines, penalties and other costs relating thereto could not reasonably be expected to have a Material Adverse Effect.

             (c)  Except (i) as disclosed on Schedule 4.13 and (ii) for
                                             -------------
     non-compliance which could not reasonably be expected to have a Material Adverse Effect, the Borrower and each of its Subsidiaries is in compliance with all Environmental Requirements in connection with the operation of the Properties and each of the Borrower's and each Subsidiary's respective businesses.

     Section 4.14  Capital Stock.
                   -------------

     All Capital Stock, debentures, bonds, notes and all other securities of the Borrower and its Subsidiaries presently issued and outstanding are validly and properly issued in accordance with all applicable laws, including but not limited to, the "Blue Sky" laws or all applicable states and the federal securities laws.

     Section 4.15  Margin Stock.
                   ------------

     Neither the Borrower nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of purchasing or carrying any Margin Stock, and no part of the proceeds of any Loan will be used, except as permitted by Section 5.11 (a) to purchase or carry any Margin Stock or (b) to extend credit to others for the purpose of purchasing or carrying any Margin Stock.

     Section 4.16  Insolvency.
                   ----------

     After giving effect to the execution and delivery of the Credit Documents and the making of the Loans under this Credit Agreement, the Borrower will not be "insolvent," within the meaning of such term as used in O.C.G.A. (S) 18-2-22 or as defined in (S) 101 of Title 11 of the United States Code, as amended from time to time, or be unable to pay its debts generally as such debts become due, or have an unreasonably small capital to engage in any business or transaction, whether current or contemplated.

     Section 4.17  Debt.
                   ----

     Set forth on Schedule 5.17 is as of the Closing Date a listing of all
                  -------------
outstanding Debt of the Borrower and its Subsidiaries.

     Section 4.18 Intellectual Property.
                  ---------------------

     Each of the Borrower and its respective Subsidiaries owns, or has the legal right to use, all patents, trademarks, tradenames, copyrights, technology, know-how and processes necessary for each of them to conduct its business as currently conducted. No claim has been asserted and is pending by any Person challenging or questioning the use of any such intellectual property or the validity or effectiveness of any such intellectual property, nor does the Borrower or any of its Subsidiaries know of any such claim, and, to the knowledge of the Borrower or any of its Subsidiaries, the use of such intellectual property by the Borrower or any of its Subsidiaries does not infringe on the rights of any Person, except for such claims and infringements that in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

     Section 4.19 No Burdensome Restrictions.
                  --------------------------

     None of the Borrower or any of its Subsidiaries is a party to any agreement or instrument or subject to any other obligation or any charter or corporate restriction or any provision of any applicable law, rule or regulation which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

     Section 4.20 Brokers' Fees.
                  -------------

     None of the Borrower or any of its Subsidiaries has any obligation to any Person in respect of any finder's, broker's, investment banking or other similar fee in connection with any of the transactions evidenced by the Credit Documents other than the closing and other fees payable pursuant to the Credit Documents, including without limitation, the Fee Letter.

     Section 4.21 Labor Matters.
                  -------------

     There are no collective bargaining agreements or Multiemployer Plans covering the employees of the Borrower or any of its Subsidiaries as of the Closing Date, other than as set forth in Schedule 4.21 hereto, and none of the
                                         -------------
Borrower or any of its Subsidiaries (i) has suffered any strikes, walkouts, work stoppages or other material labor difficulty within the last five years, other than as set forth in Schedule 4.21 hereto or (ii) has knowledge of any potential
                     -------------
or pending strike, walkout or work stoppage which could reasonably be expected to have a Material Adverse Effect.

     Section 4.22 Material Contracts.
                  ------------------

     Schedule 4.22 sets forth a true, correct and complete list of all Material
     -------------
Contracts in effect as of the Closing Date. All of the Material Contracts are in full force and effect, and no material defaults currently exist thereunder.

                                    ARTICLE V

                                    COVENANTS

     The Borrower agrees that, so long as any Commitment shall remain in effect or any amount payable hereunder or under any Note remains unpaid:

     Section 5.01 Information.
                  -----------

     The Borrower will deliver to the Agents (who shall promptly make available to each of the Lenders):

          (a) as soon as available and in any event within 90 days after the end of each Fiscal Year, a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries of the end of such Fiscal Year and the related consolidated statements of earnings, stockholders' equity and cash flows for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year, including the related unqualified audit opinion issued by KPMG LLP or other independent public accountants of nationally recognized standing, with such certification to be free of exceptions and qualifications not acceptable to the Agents;

          (b) as soon as available and in any event within 45 days after the end of each Fiscal Quarter (other than the fourth Fiscal Quarter), a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such Fiscal Quarter, the related consolidated statements of earnings and statements of cash flows and a list of additional Material Contracts entered into for such quarter and for the portion of the Fiscal Year ended at the end of such quarter, setting forth in each case in comparative form the figures for the corresponding quarter and the corresponding portion of the previous Fiscal Year, all certified (subject to normal year-end adjustments) as to fairness of presentation, GAAP (except for the failure to provide footnotes thereto) and consistency by the chief financial officer or the corporate controller of the Borrower;

          (c) simultaneously with the delivery of each set of financial statements referred to in paragraphs (a) and (b) above, a certificate, substantially in the form of Exhibit 5.01(c) (a "Compliance Certificate"),
                                  ---------------
     of the chief financial officer, treasurer or the corporate controller of the Borrower (i) setting forth in reasonable detail the calculations required to establish whether the Borrower was in compliance with the requirements of Sections 5.04 and Section 5.07, on the date of such financial statements and (ii) stating whether any Default exists on the date of such certificate and, if any Default then exists, setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

          (d) simultaneously with the delivery, of each set of annual financial statements referred to in paragraph (a) above, operations and cash flow projections (indicating projected earnings and significant cash sources and uses) prepared by the Borrower for the Fiscal Year following the Fiscal Year reported on in such statements referred to in paragraph (a), in such form and substance as is acceptable to the Agents, in their sole discretion;

          (e) promptly upon the mailing thereof to the shareholders of the Borrower generally, copies of all financial statements, reports and proxy statements so mailed;

          (f) promptly upon the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and annual, quarterly or monthly reports which the Borrower shall have filed with the Securities and Exchange Commission;

          (g) if and when any member of the Controlled Group (i) gives or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Plan, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability, under Title IV of ERISA, a copy of such notice; or (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate or appoint a trustee to administer any Plan, a copy of such notice; and

          (h) from time to time such additional information regarding the financial position or business of the Borrower and its Subsidiaries as any Lender may reasonably request, including, without limitation, consolidating balance sheets and statements of earning of the Borrower and the Borrower's Subsidiaries, in existence at such time, as at the end of any fiscal period.

     Section 5.02 Inspection of Property, Books and Records.
                  -----------------------------------------

     The Borrower will (i) keep, and cause each Subsidiary to keep, proper books of record and account in which full, true and correct entries in conformity with GAAP shall be made of all dealings and transactions in relation to its business and activities; and (ii) permit, and cause each Subsidiary to permit, representatives of any Lender at such Lender's expense prior to the occurrence of a Default and at the Borrower's expense after the occurrence of a Default to visit and inspect any of their respective properties, to examine, and make abstracts from any of their respective books and records and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants. The Borrower agrees to cooperate and assist in such visits and inspections, in each case upon reasonable notice, at such reasonable times and as often as may reasonably be desired.

     Section 5.03 Notices.
                  -------

     The Borrower will give notice in writing to the Administrative Agent (which shall promptly transmit such notice to each Lender) of:

          (a) the occurrence of any Default or Event of Default promptly, but in any event within two (2) Domestic Business Days, after the Borrower obtains knowledge thereof;

          (b) promptly, any default or event of default under any Contractual Obligation or any Material Contract of the Borrower or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect;

          (c) promptly, any litigation, or any investigation or proceeding (including, without limitation, any governmental or environmental proceeding) known to the Borrower, affecting the Borrower or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect or which in any manner questions the validity of this Credit Agreement, the Notes or any of the other transactions contemplated hereby or thereby, and give notice setting forth the nature of such pending or threatened action, suit or proceeding and such additional information as the Administrative Agent, at the request of any Lender, may reasonably request;

          (d) as soon as possible and in any event within thirty (30) days after the Borrower knows or has reason to know of: (i) a failure to make any required contribution to a Plan, or the termination, reorganization or insolvency of, any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or the Borrower or any member of the Controlled Group or any Multiemployer Plan with respect to the withdrawal from, or the terminating, reorganization or insolvency of, any Plan;

          (e) promptly, but in no event later than two (2) Domestic Business Days, after any change in the Debt Rating, notice of the new Debt Rating;

          (f) prompt written notice of all Environmental Liabilities, pending, threatened or anticipated Environmental Proceedings, Environmental Notices, Environmental Judgments and Orders, and Environmental Releases at, on, in, under or in any way affecting the Properties or any adjacent property, which would have a Material Adverse Effect; and

          (g) promptly, any other development or event which could reasonably be expected to have a Material Adverse Effect.

     Each notice pursuant to this Section shall be accompanied by a statement of an officer of the Borrower setting forth details of the occurrence referred to therein and stating what action the Borrower proposes to take with respect thereto. In the case of any notice of a Default or Event of Default, the Borrower shall specify that such notice is a Default or Event of Default notice on the face thereof.

     Section 5.04 Financial Covenants.
                  -------------------

     Commencing on the day immediately following the Closing Date, the Borrower shall comply with the following financial covenants:

          (a) Debt to Capitalization Ratio. The Debt to Capitalization Ratio
              ----------------------------
     shall be less than or equal to 0.55 to 1.0 as of the last day of each Fiscal Quarter.

          (b) Interest Coverage Ratio. The Interest Coverage Ratio shall be
              -----------------------
     greater than or equal to 3.50 to 1.0 as of the last day of each Fiscal Quarter.

          (c) Consolidated Net Worth. Consolidated Net Worth at all times shall
              ----------------------
     be greater than or equal to $1,450,000,000.

     Section 5.05 Restricted Payments.
                  -------------------

     The Borrower will not, nor will it permit any Subsidiary to, directly or indirectly declare or make any Restricted Payment during the term of this Credit Agreement except that any Subsidiary may make Restricted Payments to the Borrower or any other Subsidiary that is its parent.

     Section 5.06 Acquisitions, Advances, Investments and Loans.
                  ---------------------------------------------

     The Borrower shall not, and shall not permit any Subsidiary to, directly or indirectly, make any Acquisition or Investment, or enter into any agreement to make any Acquisition or Investment, except for (each of the following, a "Permitted Investment"):

          (a) any Permitted Acquisition;

          (b) Investments in direct obligations of, or obligations guaranteed as to principal and interest by, the United States government or any agency or instrumentality thereof maturing in one year or less from the date of acquisition thereof;

          (c) Investments in deposits in (including money market funds of), or certificates of deposits or bankers' acceptances of, (i) any bank or trust company organized under the laws of the United States or any state thereof having capital and surplus in excess of $100,000,000, (ii) any international bank organized under the laws of any country which is a member of the OECD or a political subdivision of any such country, and having a combined capital and surplus of at least $100,000,000, or (iii) leading banks in a country where the Borrower or the Subsidiary making such Investment does business; provided, that all such Investments mature within
                               --------
     270 days of the date of such Investment; and provided, further, that all
                                                  --------  -------
     Investments pursuant to clause (iii) above are (A) solely of funds generated in the ordinary course of business by operations of the relevant investor in the country where such Investment is made, and (B) denominated in the currency of the country in which such Investment is made or in Dollars;

          (d) Investments in commercial paper maturing within 270 days and having one of the two highest ratings of either S&P, Moody's or Fitch Investors' Service, Inc.;

          (e) Investments in money market funds (other than those referred to in paragraph (c) above) that have assets in excess of $2,000,000,000, are managed by recognized and responsible institutions and invest solely in obligations of the types referred to in subsections (b), (c)(i) and (ii) and (d) above;

          (f) Investments in the Borrower by any Subsidiary (determined immediately after such Investment);

          (g) Guarantee Obligations incurred in the ordinary course of business so long as the aggregate outstanding amount of all Guarantee Obligations under this clause (g) does not exceed at any time $5,000,000;

          (h) Investments (i) in the Borrower or any Domestic Subsidiary (excluding Excluded Subsidiaries except in connection with a Permitted Receivables Financing), including without limitation, advances or loans between or among the Borrower or any Domestic Subsidiary and (ii) in Foreign Subsidiaries in an aggregate amount, in the case of this clause
     (ii), not to exceed $10,000,000 at any time outstanding;

          (i) loans and advances to officers and employees of the Borrower or any Subsidiary in the ordinary course of business in an aggregate amount not to exceed $5,000,000;

          (j) Investments in Approved Investments;

          (k) accounts receivable created, acquired or made in the ordinary course of business and payable or dischargeable in accordance with customary trade terms;

          (l) investments (including debt obligations) received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

          (m) Investments made prior to the Closing Date and set forth on
     Schedule 5.06; and

          (n) Investments of a nature not contemplated in the foregoing subsections in an amount not to exceed $10,000,000 in the aggregate at any time outstanding.

     Section 5.07 Liens/Negative Pledge.
                  ---------------------

     Neither the Borrower nor any of its Subsidiaries will create, assume or suffer to exist any Lien with respect to any of its property or assets of any kind (whether real or personal, tangible or intangible), whether now owned or hereafter acquired by it, except:

          (a) Liens existing on the date of this Credit Agreement and set forth on Schedule 5.07 securing Debt outstanding on the date of this Credit
        -------------
     Agreement in an aggregate principal amount not exceeding $3,198,899.00;

          (b) any Lien existing on any asset of any Person at the time such Person becomes a Consolidated Subsidiary and not created in contemplation of such event;

          (c) any Lien on any asset securing Debt incurred or assumed for the purpose of financing all or any part of the cost of acquiring or constructing such asset, provided that such Lien attaches to such asset
                              --------
     concurrently with or within 120 days after the acquisition or completion of construction thereof;

          (d) any Lien on any asset of any Person existing at the time such Person is merged or consolidated with or into the Borrower or a Consolidated Subsidiary and not created in contemplation of such event;

          (e) any Lien existing on any asset prior to the acquisition thereof by the Borrower or a Consolidated Subsidiary and not created in contemplation of such acquisition;

          (f)  Liens securing Debt owing by any Subsidiary to the Borrower;

          (g) any Lien arising out of the refinancing, extension, renewal or refunding of any Debt secured by any Lien permitted by any of the foregoing paragraphs of this Section, provided that (i) such Debt is not secured by
                                 --------
     any additional assets, and (ii) the amount of such Debt secured by any such Lien is not increased;

          (h) Liens incidental to the conduct of its business or the ownership of its assets which (i) do not secure Debt and (ii) do not in the aggregate materially detract from the value of its assets or materially impair the use thereof in the operation of its business;

          (i) Liens in connection with Permitted Receivables Financings permitted under Section 5.10;

          (j) Liens involuntarily imposed and being contested in good faith, subject to the Borrower or such Subsidiary having established reasonable reserves therefor to the extent required under GAAP;

          (k) Liens against the assets of Aladdin under the Catoosa Co. IRB solely to the extent existing as of the date hereof;

          (l) Liens against the assets of Aladdin under the Summerville City IRB solely to the extent existing as of the date hereof;

             (m) Liens in favor of the Administrative Agent (or other Person acting as a collateral agent, trustee or in a similar capacity) for the benefit of the Lenders and securing any of the Obligations; and

             (n) Liens securing other Debt of the Borrower or any of its Subsidiaries required to be granted under the terms of the documents, instruments or agreements evidencing such Debt so that such Debt is equally and ratably secured with the Obligations to the extent the Obligations become secured by Liens permitted under the immediately preceding subsection (m).

provided that Liens permitted by the foregoing paragraphs (b) through (g) shall
--------
at no time secure Debt in an aggregate amount exceeding $25,000,000.

     Section 5.08 Maintenance of Existence.
                  ------------------------

     Other than as permitted by Section 5.09 or 5.10, the Borrower shall, and shall cause each Subsidiary to, maintain its corporate existence and carry on its business in a Permitted Line of Business.

     Section 5.09 Dissolution.
                  -----------

     Neither the Borrower nor any of its Subsidiaries shall suffer or permit dissolution or liquidation either in whole or in part or redeem or retire any shares of its own stock or that of any Subsidiary, except through corporate reorganization to the extent permitted by Section 5.10 or in connection with a Restricted Payment which is permitted pursuant to Section 5.05.

     Section 5.10 Consolidations, Mergers and Sales of Assets.
                  -------------------------------------------

     The Borrower will not, nor will it permit any Subsidiary to,

             (a) dissolve, liquidate or wind up its affairs, sell, transfer, lease or otherwise dispose of its property or assets or agree to do so at a future time except the following, without duplication, shall be expressly permitted:

                  (i)  Specified Sales;

                  (ii) the sale, transfer, lease or other disposition of
             property or assets (A) to an unrelated party not in the ordinary course of business (other than Specified Sales), where and to the extent that they are the result of a Recovery Event or (B) the sale, lease, transfer or other disposition of machinery, parts and equipment no longer used or useful in the conduct of the business of the Borrower or any of its Subsidiaries, as appropriate, in its reasonable discretion, so long as the net proceeds therefrom are used to repair or replace damaged property or to purchase or otherwise acquire new assets or property, provided that such
                                                       --------
             purchase
          or acquisition is committed to within 180 days of receipt of the net proceeds and such purchase or acquisition is consummated within 180 days thereafter;

                  (iii) the sale, lease or transfer of property or assets (A) among the Borrower and its Domestic Subsidiaries, (B) among Foreign Subsidiaries to other Foreign Subsidiaries, (C) from Foreign Subsidiaries to the Borrower or any of its Domestic Subsidiaries and
          (D) to Foreign Subsidiaries in an aggregate amount not to exceed $25,000,000 (net of the value of assets transferred by Foreign Subsidiaries to the Borrower and its Domestic Subsidiaries);

                  (iv) the sale, conveyance, contribution or other transfer of assets (including without limitation, the granting of any Lien) of the Borrower and its Subsidiaries to Receivables Financiers in connection with Permitted Receivables Financings;

                  (v) any Subsidiary may dissolve or otherwise liquidate provided that the aggregate book value of assets not transferred to the Borrower or any of its other Subsidiaries shall not exceed the limitation imposed under the immediately following clause (vi); and

                  (vi) the sale, lease or transfer of property or assets not to exceed $50,000,000 in the aggregate in any fiscal year.

          (b) Notwithstanding the provisions in Section 5.10(a), merge with or into any other Person, except that the following shall be permitted:

                  (i) any Subsidiary of the Borrower may merge with or into the Borrower or any Domestic Subsidiary of the Borrower (determined immediately thereafter) if, in connection with any such merger (A) either the Borrower or such Domestic Subsidiary is the surviving corporation and (B) no Default or Event of Default shall have occurred and be continuing immediately after giving effect to such merger or as a result thereof; and

                  (ii) any Subsidiary of the Borrower may merge with another Person in connection with an Acquisition permitted by Section 5.06 if
          (A) such Subsidiary is the surviving corporation and (B) following such Acquisition, the Borrower shall retain, directly or indirectly, a proportionate equity interest in such Subsidiary equal to or greater than the Borrower's equity interest immediately prior to such Acquisition.

     Section 5.11 Use of Proceeds.
                  ---------------
     The proceeds of the Loans shall be used by the Borrower on the Closing Date to finance the Acquisition, to finance the fees and expenses incurred in connection with the Acquisition and to refinance certain existing Debt of the Acquired Company. In no event shall any portion of the proceeds of the Loans be used by the Borrower for any purpose in violation of any applicable law or regulation.

     Section 5.12 Compliance with Laws; Payment of Taxes.
                  --------------------------------------

     The Borrower will, and will cause each of its Subsidiaries to, comply in all material respects with applicable laws (including but not limited to ERISA), regulations and similar requirements of Governmental Authorities (including but not limited to PBGC), except where the necessity of such compliance is being contested in good faith through appropriate proceedings or where noncompliance would not have or create a reasonable possibility of causing a Material Adverse Effect. The Borrower will, and will cause each of its Subsidiaries to, pay promptly when due, giving regard for any extensions obtained, all taxes, assessments, governmental charges, claims for labor, supplies, rent and other obligations which, if unpaid, might become a lien against the property of either the Borrower or any Subsidiary, except liabilities being contested in good faith and against which, if requested by the Lenders, either the Borrower or such Subsidiary will set up reserves in accordance with GAAP.

     Section 5.13 Insurance.
                  ---------

     The Borrower will maintain, and will cause each of its Subsidiaries to maintain (either in the name of the Borrower or in such Subsidiary's own name), with financially sound and reputable insurance companies insurance on all its material property in at least such amounts and against at least such risks as are usually insured against in the same general area by companies engaged in the same or a similar business; and furnish to the Administrative Agent, upon written request, such information as to the insurance carried as the Administrative Agent may reasonably request.

     Section 5.14 Maintenance of Property.
                  -----------------------

     Subject to the rights of the Borrower or any Subsidiary to discontinue certain operations under Section 5.09 or 5.10, the Borrower shall, and shall cause each Subsidiary to, maintain all of its properties and assets in good working order, ordinary wear and tear and obsolescence excepted (excluding losses due to fully insured, subject to commercially reasonable deductibles, casualties).

     Section 5.15 Environmental Matters.
                  ---------------------

     The Borrower will not, nor will it permit any Third Party to, use, produce, manufacture, process, treat, recycle, generate, store, dispose of, manage at, or otherwise handle, or ship or transport to or from the Properties any Hazardous Materials except for Hazardous Materials such as cleaning solvents, combustion enhancers, pesticides and other similar materials used, produced, manufactured, processed, treated, recycled, generated, stored, disposed, managed, or otherwise handled in the ordinary course of business in compliance with all applicable Environmental Requirements.

     Section 5.16 Environmental Release.
                  ---------------------

     The Borrower agrees that upon the occurrence of an Environmental Release which could reasonably be expected to have a Material Adverse Effect and which violates any Environmental Requirement it will promptly investigate the extent of, and take appropriate action to remediate such Environmental Release, whether or not ordered or otherwise directed to do so by any Environmental Authority.

     Section 5.17 Debt.
                  ----

            (a) The Borrower shall not create, incur, assume or suffer to exist any Debt (i) that is secured by any Lien that is not permitted by
     Section 5.07, (ii) that does not arise or exist under the Existing Credit Agreement, (iii) that does not arise or exist under this Credit Agreement or (iv) that is not in existence as of the Closing Date and set forth on
     Schedule 5.17 hereto; provided, however, that the Borrower may (A) renew,
     -------------         --------  -------
     refinance or extend any Debt originally permitted to be created, incurred or assumed or permitted to exist pursuant to this subsection (a) so long as such renewed, refinanced or extended Debt (y) is on terms and conditions no less favorable to the Borrower than the Debt originally issued (including, without limitation, any shortening of the final maturity or average life to maturity or requiring any payment to be made sooner than originally scheduled or any increase in the interest rate applicable thereto or any change to any subordination provision thereof) and (z) matures no earlier than six months after the Termination Date, (B) enter into Hedging Agreements, (C) incur Debt in respect of trade letters of credit in the ordinary course of business, (D) incur intercompany Debt to the extent not otherwise prohibited by this Credit Agreement, provided that such intercompany Debt shall be fully subordinated to the Obligations, on terms and conditions reasonably satisfactory to the Agents and (E) incur additional Debt after the date hereof in respect of uncommitted, unsecured lines of credit in an aggregate amount not to exceed $25,000,000 at any time outstanding and (F) Guarantee Obligations in respect of Debt of Subsidiaries permitted to be incurred by such Subsidiaries under the immediately following subsections (b)(i), (b)(iii) and (b)(iv) (provided that with respect to Debt incurred pursuant to subsection (b)(iv) below, such Guarantee Obligations may exist only to the extent the Borrower provided a Guarantee of such Debt as of the Closing Date).

            (b) Except for Debt existing as of the Closing Date and set forth on Schedule 5.17, the Borrower shall not permit any Subsidiary to create,
        -------------
     incur, assume or suffer to exist any Debt except for (i) Debt owed by a Domestic Subsidiary to the Borrower or another Domestic Subsidiary of the Borrower, (ii) Debt deemed incurred in connection with a Permitted Receivables Financing permitted under Section 5.10; (iii) Debt of Subsidiaries arising in connection with the Summerville City IRB and the Catoosa Co. IRB; and (iv) renewals, refinancings and extentions of Debt outstanding on the Closing Date in the same or lesser principal amount of the Debt then outstanding relating thereto so long as such renewed, refinanced or extended Debt is on terms and conditions no less favorable to such Subsidiary than the Debt originally issued (including, without limitation, any shortening of the final maturity or average life to maturity or requiring any payment to be made sooner than originally scheduled or any increase in the interest rate applicable thereto or any change to any subordination provision thereof). It is understood and agreed that in the event that any Subsidiary or Subsidiaries of the Borrower provides a Guarantee or Guarantees to any Person or Persons other than the Lenders, such Subsidiary or Subsidiaries shall immediately provide equal and ratable Guarantees to the Lenders hereunder.

     Section 5.18  Change in Fiscal Year; Changes in Capital Structure
                   ---------------------------------------------------
                   Organizational Documents;  Material Contracts.
                   ---------------------------------------------

     The Borrower shall give the Lenders at least 30 day's prior written notice of any change in the determination of its Fiscal Year. Except as expressly permitted by this Credit Agreement, the Borrower will not, and will not permit any Subsidiary to, make any changes in its equity capital structure (including in the terms of its outstanding stock) that would reduce or impair the consolidated equity capital of the Borrower and its Subsidiaries immediately thereafter and the Borrower will not, nor will it permit any Subsidiary to, amend, modify or change its articles of incorporation or limited liability company operating agreement, as applicable (or corporate charter or other similar organizational document) or bylaws (or other similar document), except in the event that such changes, modifications or amendments could not reasonably be expected to have a Material Adverse Effect. The Borrower will not, nor will it permit any of its Subsidiaries to, without the prior written consent of the Administrative Agent (acting in concert with the other Agents), amend, modify, cancel or terminate or extend or permit the amendment, modification, cancellation or termination of any of the Material Contracts, except in the event that such amendments, modifications, cancellations or terminations could not reasonably be expected to have a Material Adverse Effect.

     Section 5.19  Transactions with Affiliates.
                   ----------------------------

     The Borrower will not, nor will it permit any Subsidiary to, enter into any transaction or series of transactions, whether or not in the ordinary course of business, with any officer, director, shareholder or Affiliate other than on terms and conditions substantially as favorable as would be obtainable in a comparable arm's-length transaction with a Person other than an officer, director, shareholder or Affiliate.

     Section 5.20  Limitation on Restricted Actions.
                   --------------------------------

     Except as set forth on Schedule 5.20, the Borrower will not, nor will it
                            -------------
permit any Subsidiary, excluding Excluded Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any such Person to (a) pay dividends or make any other distributions to the Borrower or any Subsidiary on its Capital Stock (b) pay any Debt or other obligation owed to the Borrower or any Subsidiary, (c) make loans or advances to the Borrower or any Subsidiary,
(d) sell, lease or transfer any of its properties or assets to the Borrower or any Subsidiary, or (e) act as a guarantor and pledge its assets pursuant to the Credit Documents or any renewals, refinancings, exchanges, refundings or extension thereof, except (in respect of any of the matters referred to in clauses (a)-(e) above) for such encumbrances or restrictions existing under or by reason of (i) this Credit Agreement and the other Credit Documents, (ii) the Existing Credit Agreement as in effect on the Closing Date,

(iii) applicable law or (iv) any Lien permitted under Section 5.07 or any document or instrument governing any such Lien, provided that any such
                                                --------
restriction contained therein relates only to the asset or assets subject to such Lien.

     Section 5.21  Amendments to Debt, etc.
                   ------------------------

     The Borrower will not, nor will it permit any Subsidiary to, after the issuance thereof, amend or modify (or permit the amendment or modification of) any of the terms of any Debt if such amendment or modification would (i) shorten the final maturity or average life to maturity, (ii) require any payment to be made sooner than originally scheduled, (iii) increase the interest rate or fees applicable to such Debt or (iv) change any subordination provision thereof.

     Section 5.22  Sale Leasebacks.
                   ---------------

     Except as set forth on Schedule 5.22, the Borrower will not, nor will it
                            -------------
permit any Subsidiary to, directly or indirectly, become or remain liable as lessee or as guarantor or other surety with respect to any lease, whether an operating lease or a Capital Lease, of any property (whether real, personal or mixed), whether now owned or hereafter acquired in excess of $5,000,000 in the aggregate on an annual basis, (a) which the Borrower or any Subsidiary has sold or transferred or is to sell or transfer to a Person which is not the Borrower or any Subsidiary or (b) which the Borrower or any Subsidiary intends to use for substantially the same purpose as any other property which has been sold or is to be sold or transferred by the Borrower or any Subsidiary to another Person which is not the Borrower or any Subsidiary in connection with such lease.

     Section 5.23  No Further Negative Pledges.
                   ---------------------------

     Except as set forth on Schedule 5.23, the Borrower will not, nor will it
                            -------------
permit any Subsidiary to, enter into, assume or become subject to any agreement prohibiting or otherwise restricting the creation or assumption of any Lien upon its properties or assets, whether now owned or hereafter acquired, or requiring the grant of any security for such obligation if security is given for some other obligation, except (a) pursuant to this Credit Agreement and the other Credit Documents, (b) pursuant to the Existing Credit Agreement and (c) in connection with any Lien permitted by Section 5.07 or any document or instrument governing any such Lien, provided that any such restriction contained therein
                         --------
relates only to the asset or assets subject to such Lien.

     Section 5.24  Security; Additional Credit Parties.
                   -----------------------------------

     The Borrower shall if the Debt Rating shall be (i) BB+ or lower, as determined by S&P and/or (ii) Ba1 or lower, as determined by Moody's, and if requested by the Agents, negotiate with the Agents in good faith to (A) cause one or more Domestic Subsidiaries of the Borrower that are also Material Subsidiaries, excluding Excluded Material Subsidiaries, as requested by the Agents, to promptly become a Guarantor hereunder by way of execution of a Joinder Agreement and (B) enter into and cause each of the Additional Credit Parties to enter into a Security Agreement, in substantially the form attached hereto as Exhibit 5.24(b) (or such other form as
          ---------------
may be acceptable to the Agents), a Pledge Agreement, in substantially the form attached hereto as Exhibit 5.24(c) (or such other form as may be acceptable to
                   ---------------
the Agents), and such other security documents with the Administrative Agent, on behalf of the Lenders, as the Agents shall deem necessary to grant liens in substantially all of the Credit Parties' assets to the Lenders to secure the Obligations.

     Section 5.25  Roadshow.
                   --------

     The Borrower shall undertake a roadshow in connection with an offering of securities by the Borrower or other financing, as agreed upon by each Agent, upon ten (10) Domestic Business Days' notice from the Administrative Agent. The Borrower shall accept a transaction with a yield that each Agent reasonably deem to be consistent with prevailing market rates and is otherwise on customary terms and conditions including appropriate covenants, as applicable.

                                   ARTICLE VI

                                    DEFAULTS

     Section 6.01  Events of Default.
                   -----------------

     If one or more of the following events ("Events of Default") shall have occurred and be continuing:

          (a) the Borrower shall fail to pay any principal on any Note when due in accordance with the terms thereof or hereof; or the Borrower shall fail to pay any interest on any Note or any fee or other amount payable hereunder when due in accordance with the terms thereof or hereof and such failure shall continue unremedied for three (3) Domestic Business Days; or

          (b) the Borrower shall fail to observe or perform any covenant contained in Sections 5.03(a), 5.04 through 5.11, inclusive, or 5.17 through 5.25, inclusive; or

          (c) the Borrower shall fail to observe or perform any covenant or agreement contained or incorporated by reference in this Credit Agreement (other than those covered by paragraph (a) or (b) above) and such failure shall not have been cured within 30 days after the earlier to occur of (i) written notice thereof has been given to the Borrower by the Lenders or
     (ii) the Borrower otherwise becomes aware of any such failure; or

          (d) any representation, warranty, certification or statement made by the Borrower in this Credit Agreement or in any certificate, financial statement or other document delivered pursuant to this Credit Agreement or any of the other Credit Documents shall prove to have been incorrect or misleading in any material respect when made (or deemed made); or

          (e) the Borrower or any Subsidiary shall fail to make any payment in respect of Debt in excess of $25,000,000 in the aggregate outstanding (other than the Notes or pursuant to any of the other Credit Documents) when due or within any applicable grace period; or

          (f) any event or condition shall occur which (i) results in the acceleration of the maturity of Debt in excess of $25,000,000 in the aggregate outstanding of the Borrower or any Subsidiary (including, without limitation, any "put" of such Debt to the Borrower or any Subsidiary) or
     (ii) enables or, with the giving of notice or lapse of time or both, would enable, the holders of Debt in excess of $25,000,000 in the aggregate outstanding of the Borrower or any Subsidiary or any Person acting on such holders' behalf to accelerate the maturity thereof (including, without limitation, any "put" of such Debt to the Borrower or any Subsidiary); or

          (g) the Borrower or any Material Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing; or

          (h) an involuntary case or other proceeding shall be commenced against the Borrower or any Material Subsidiary seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment or a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary, case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against the Borrower or any Material Subsidiary under the federal bankruptcy laws as now or hereafter in effect; or

          (i) the Borrower or any member of the Controlled Group shall fail to pay when due any material amount which it shall have become liable to pay to the PBGC or to a Plan under Title IV of ERISA; or a notice of intent to terminate a Plan or Plans (other than pursuant to a standard termination) shall be filed under Title IV of ERISA by the Borrower, any member of the Controlled Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute a proceeding under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any such Plan or Plans or a proceeding shall be instituted by a fiduciary, of any such Plan or Plans to enforce Section 515 or 4219(c)(5) of ERISA and such proceeding shall not have been dismissed within 30 days thereafter: or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any such Plan or Plans should be terminated; or

          (j) one or more judgments or orders for the payment of money in an aggregate amount in excess of $25,000,000 (exclusive of insurance coverage if any insurer shall have acknowledged such coverage in writing) shall be rendered against the Borrower or any Material Subsidiary, and such judgment or order shall continue unsatisfied and unstayed for a period of 30 days; or

          (k) one or more federal tax liens securing an aggregate amount in excess of $5,000,000 shall be filed against the Borrower or any Material Subsidiary under Section 6321 of the Code or a lien of the PBGC shall be filed against the Borrower or any Material Subsidiary under Section 4068 of ERISA and in either case such lien shall remain undischarged for a period of 25 days after the date of filing: or

          (l) there shall occur a Change of Control; or

          (m) an "Event of Default" shall occur under any of the other Credit Documents; or

          (n) (i) any of the Credit Documents shall cease to be enforceable, or
     (ii) the Borrower shall assert that any Credit Document shall cease to be enforceable.

then, and in every such event, the Administrative Agent may, or upon the written request of the Required Lenders, the Administrative Agent shall (i) by notice to the Borrower terminate the Commitments or and they shall thereupon terminate, and (ii) by notice to the Borrower declare the Notes (together with accrued interest thereon) to be, and the Notes shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower together with interest at the Default Rate accruing on the principal amount thereof from and after the date of such Event of Default; provided that if any Event of Default specified in
                       --------
paragraph (g) or (h) above occurs with respect to the Borrower, without any notice to the Borrower or any other act by the Lenders, the Commitments shall thereupon terminate and the Notes (together with accrued interest thereon) shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower together with interest thereon at the Default Rate accruing on the principal amount thereof from and after the date of such Event of Default. Notwithstanding the foregoing, each of the Lenders shall have available to it all other remedies at law or equity.

                                  ARTICLE VII

                     CHANGE IN CIRCUMSTANCES, COMPENSATION

     Section 7.01  Basis for Determining Interest Rate Inadequate or Unfair.
                   --------------------------------------------------------

     If on or prior to the first day of any Interest Period:

          (a) any Lender determines that deposits in Dollars (in the applicable amounts) are not being offered in the relevant market for such Interest Period, or

          (b) any Lender determines that the London Interbank Offered Rate, as the case may be, as determined by the Administrative Agent will not adequately and fairly reflect the cost to such Lender of funding the relevant Eurodollar Loan for such Interest Period, such Lender shall forthwith give notice thereof to the Borrower, whereupon until such Lender notifies the Borrower that the circumstances giving rise to such suspension no longer exist, the obligations of such Lender to make any Eurodollar Loan specified in such notice shall be suspended.

     Section 7.02  Illegality.
                   ----------

     If, after the date hereof, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof (any such event being referred to as a "Change of Law"), or compliance by any Lender (or its Lending Office) with any request or directive (whether or not having the force of law) of any Governmental Authority shall make it unlawful or impossible for any Lender (or its Lending Office) to make, maintain or fund its Eurodollar Loans, such Lender shall forthwith give notice thereof to the Borrower, whereupon until such Lender notifies the Borrower that the circumstances giving rise to such suspension no longer exist, the obligation of such Lender to make Eurodollar Loans, shall be suspended. Before giving any notice to the Borrower pursuant to this Section, such Lender shall designate a different Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Lender, be otherwise materially disadvantageous to such Lender. If such Lender shall determine that it may not lawfully continue to maintain and fund any of its outstanding Eurodollar Loans to maturity and shall so specify in such notice, the Borrower shall immediately prepay in full the then outstanding principal amount of each Eurodollar Loan of such Lender, together with accrued interest thereon. Concurrently with prepaying each such Eurodollar Loan, the Borrower shall borrow a Alternate Base Rate Loan in an equal principal amount from such Lender (on which interest and principal shall be payable contemporaneously with the related Eurodollar Loans of the other Lenders), and such Lender shall make such a Alternate Base Rate Loan.

     Section 7.03  Increased Cost and Reduced Return.
                   ---------------------------------

          (a) If after the date hereof, a Change of Law or compliance by any Lender (or its Lending Office) with any request or directive (whether or not having the force of law) of any Governmental Authority:

              (i) shall subject any Lender (or its Lending Office) to any tax, duty or other charge with respect to its Eurodollar Loans, its Note or its obligation to make Eurodollar Loans, or shall change the basis of taxation of payments to any Lender (or its Lending Office) of the principal of or interest on its Eurodollar Loans or any other amounts due under this Credit Agreement in respect of its Eurodollar Loans or its obligation to make Eurodollar Loans (except for changes in the rate of tax on the overall net income of such Lender or its Lending Office imposed by the jurisdiction in which such Lender's principal executive office or Lending Office is located); or

              (ii) shall impose, modify or deem applicable any reserve, special deposit or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding with respect to any Eurodollar Loan any such requirement included in an applicable Eurodollar Reserve Percentage) against assets of, deposits with or for the account of, or credit extended by, any Lender (or its Lending Office); or

              (iii) shall impose on any Lender (or its Lending Office) or on the United States market for certificates of deposit or the London interbank market any other condition affecting its Eurodollar Loans, its Note or its obligation to make Eurodollar Loans;

     and the result of any of the foregoing is to increase the cost to such Lender (or its Lending Office) of making or maintaining any Eurodollar Rate Loan, or to reduce the amount of any sum received or receivable by such Lender (or its Lending Office) under this Credit Agreement or under its Note with respect thereto, by an amount deemed by such Lender to be material, then, within 15 days after demand by such Lender, the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduction.

          (b) If any Lender shall have determined that after the date hereof the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof, or compliance by any Lender (or its Lending Office) with any request or directive regarding capital adequacy (whether or not having the force of law) of any Governmental Authority, has or would have the effect of reducing the rate of return on such Lender's capital as a consequence of its obligations hereunder to a level below that which such Lender could have achieved but for such adoption, change or compliance (taking into consideration such Lender's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, within 15 days after demand by such Lender, the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction.

          (c) Each Lender will promptly notify the Borrower of any event of which it has knowledge, occurring after the date hereof, which will entitle such Lender to compensation pursuant to this Section and will designate a different Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Lender, be otherwise materially disadvantageous to such Lender. A certificate of any Lender claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, such Lender may use any reasonable averaging and attribution methods.

          (d) The provisions of this Section 7.03 shall be applicable with respect to any Participant, Assignee or other Transferee (unless the date of any such assignment or transfer, a condition listed under Section 7.02 or 7.03 existed with respect to any such Participant, Assignee or other Transferee), and any calculations required by such provisions shall be made based upon the circumstances of such Participant, Assignee or other Transferee.

     Section 7.04  Alternate Base Rate Loans Substituted for Eurodollar Loans.
                   ----------------------------------------------------------

     If (i) the obligation of any Lender to make or maintain Eurodollar Loans has been suspended pursuant to Section 702 or (ii) any Lender has demanded compensation under Section 7.03, and the Borrower shall, by at least five (5) Eurodollar Business Days' prior notice to such Lender have elected that the provisions of this Section shall apply to such Lender, then, unless and until such Lender notifies the Borrower that the circumstances giving rise to such suspension or demand for compensation no longer apply:

          (a) all Loans which would otherwise be made by such Lender as Eurodollar Loans, as the case may be, shall be made instead as Alternate Base Rate Loans; provided, that interest and principal on such Loans shall be payable contemporaneously with the related Eurodollar Loans of the other Lenders, and

          (b) after each of its Eurodollar Loan, has been repaid, all payments of principal which would otherwise be applied to repay such Eurodollar Loans shall be applied to repay its Alternate Base Rate Loans instead.

     Section 7.05  Compensation.
                   ------------

     Upon the request of any Lender, the Borrower shall pay to such Lender such amount or amounts as shall compensate such Lender for any loss, cost or expense actually incurred by such Lender and not compensated pursuant to Section 7.03 as a result of:

          (a) any payment or prepayment (pursuant to Section 2.09(b), Section
     7.02 or otherwise) of a Eurodollar Loan on a date other than the last day of an Interest Period for such Eurodollar Loan; or

          (b) any failure by the Borrower to prepay a Eurodollar Loan on the date for such prepayment specified in the relevant notice of prepayment hereunder; or

          (c) any failure by the Borrower to borrow a Eurodollar Loan on the specified date for the Eurodollar Borrowing;

such compensation to include, without limitation, an amount equal to the excess, if any of (x) the amount of interest which would have accrued on the amount so paid or prepaid or not prepaid or borrowed for the period from the date of such payment, prepayment or failure to prepay or borrow to the last day of the then current Interest Period for such Eurodollar Loan (or, in the case of a failure to prepay or borrow, the Interest Period for such Eurodollar Loan which would have commenced on the date of such failure to prepay or borrow) at the applicable rate of interest for such Eurodollar Loan provided for hereto over (y) the amount of interest (as reasonably determined by such Lender) such Lender would have paid on deposits in Dollars of comparable amounts having terms comparable to such period placed with it by leading banks in the London interbank market.

         Section 7.06    Replacement of Lenders.
                         ----------------------

         If any Lender (an "Affected Lender") makes demand for amounts owed under Section 7.03 (other than due to any change in the Eurodollar Reserve Percentage) or gives notice under Section 7.0l or 7.02 that it can no longer participate in Eurodollar Loans, then in each case the Borrower shall have the right, if no Default or Event of Default exists, and subject to the terms and conditions set forth in Section 8.08(c), to designate an Assignee (a "Replacement Lender") to purchase the Affected Lender's share of outstanding Loans and all other obligations hereunder and to assume the Affected Lender's obligations to the Borrower under this Credit Agreement; provided, that, any
                                                         --------  ----
Replacement Lender must be reasonably acceptable to the Required Lenders (and, in any event, may not be an Affiliate of the Borrower). Subject to the foregoing, the Affected Lender agrees to assign without recourse to the Replacement Lender its share of outstanding Loans and its Commitment, and to delegate to the Replacement Lender its obligations to the Borrower under this Credit Agreement. Upon such sale and delegation by the Affected Lender and the purchase and assumption by the Replacement Lender, and compliance with the provisions of Section 8.08(c), the Affected Lender shall cease to be a "Lender" hereunder and the Replacement Lender shall become a "Lender" under this Credit Agreement; provide, however, that any Affected Lender shall continue to be
           -------  -------
entitled to the indemnification provisions contained elsewhere herein.

                                  ARTICLE VIII

                                  MISCELLANEOUS

         Section 8.01    Notices.
                         -------

         All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, telecopier or similar writing) and shall be deemed to have been duly given or made (i) if given by telecopier, when such telecopy is transmitted to the telecopier number specified in this Section and the appropriate confirmation is received, or (ii) if given by mail or by overnight courier, or if delivered by hand, when received, in each case, addressed or given to each such party at the address set forth on Schedule 8.01,
                                                                  -------------
or to such other address as may be hereafter notified by the respective parties hereto and any future holders of the Notes.

         Section 8.02    No Waivers.
                         ----------

         No failure or delay by any Lender in exercising any right, power or privilege hereunder or under its Note shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

         Section 8.03    Expenses; Documentary Taxes.
                         ---------------------------

         The Borrower agrees (a) to pay or reimburse the Agents for all their reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation, negotiation, printing and execution of, and any amendment, supplement or modification to, this Credit Agreement and the other Credit Documents and any other documents prepared in connection herewith or therewith, and the consummation of the transactions contemplated hereby and thereby (including, without limitation, reasonable field examination expenses and charges), together with the reasonable and actual fees and disbursements of counsel to each of the Agents, (b) to pay or reimburse the Agents for all their reasonable out-of-pocket expenses actually incurred in connection with the arrangement and syndication of the facilities established by this Credit Agreement, (c) to pay or reimburse each Lender and the Administrative Agent for all its reasonable costs and expenses actually incurred in connection with the enforcement or preservation of any rights under, or defense against any actions arising out of, this Credit Agreement, the Notes and any such other documents, including, without limitation, the reasonable and actual fees and disbursements of counsel to the Administrative Agent and to the Lenders and (d) on demand, to pay, indemnify, and hold each Lender and the Administrative Agent harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other similar taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, the Credit Documents and any such other documents. The agreements in this Section 8.03 shall survive repayment of the Loans, Notes and all other amounts payable hereunder.

         Section 8.04    Indemnification.
                         ---------------

         The Borrower shall pay, indemnify, and hold each Agent, each Lender and their Affiliates harmless from and against, any and all other liabilities, obligations, losses, damages, penalties, claims, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever including, without limitation, reasonable fees and disbursements of counsel to each of the Agents and the Lenders (including reasonable allocated costs of in-house legal counsel) and settlement costs, with respect to the enforcement of the Credit Documents and the use, or proposed use, of proceeds of the Loans (all of the foregoing, collectively, the "indemnified liabilities"); provided, however, that
                                                         --------  -------
the Borrower shall not have any obligation hereunder to the Agents or any Lender with respect to indemnified liabilities arising from the gross negligence or willful misconduct of the Agents or any such Lender, as determined by a court of competent jurisdiction. The agreements in this Section 8.04 shall survive repayment of the Loans, Notes and all other amounts payable hereunder.

         Section 8.05    Sharing of Setoffs.
                         ------------------

         Each Lender agrees that if it shall, by exercising any right of setoff or counterclaim or otherwise, receive payment of a proportion of the aggregate amount of principal and interest owing with respect to the Note held by it which is greater than the proportion received by any other Lender in respect of the aggregate amount of all principal and interest owing with respect to the Note held by such other Lender, the Lender receiving such proportionately greater payment shall purchase such participations in the Notes held by the other Lenders owing to such other Lenders, and such other adjustments shall be made, as may be required so that all such payments of principal and interest with respect to the Note held by the Lender owing to such other Lenders shall be shared by the Lenders pro rata; provided that (i) nothing in this Section shall
                                --------
impair the right of any Lender to exercise any right of setoff or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of the Borrower other than its indebtedness under the Notes, and
(ii) if all or any portion of such payment received by the purchasing Lender is thereafter recovered from such purchasing Lender, such purchase from such other Lenders shall be rescinded and such other Lender shall repay to the purchasing Lender the purchase price of such participation to the extent of such recovery together with an amount equal to such other Lenders' ratable share (according to the proportion of (x) the amount of such other Lenders' required repayment to
(y) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in a Note, whether or not acquired pursuant to the foregoing arrangements, may exercise rights of setoff or counterclaim and other rights with respect to such participation as fully as if such holder or a participation were a direct creditor of the Borrower in the amount of such participation.

         Section 8.06    Amendments and Waivers
                         ----------------------

                   (a) Any provision of this Credit Agreement, the Notes or any other Credit Documents may be amended, modified or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower and the Required Lenders; provided that, no such amendment or waiver shall, unless signed by all Lenders, (i) increase the Commitment of any Lender or subject any Lender to any additional obligation, (ii) decrease the principal of or decrease the rate of interest on any Loan or decrease any fees hereunder, (iii) extend the date fixed for any payment of principal of or interest on any Loan or any fees hereunder,
         (iv) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Notes, or the number of Lenders, which shall be required for the Lenders or any of them to take any action under this Section or any other provision of this Credit Agreement, (v) release or substitute all or any substantial part of the collateral (if any) held as security for the Loans, (vi) release any Guarantee (if any) given to support payment of the Loans, (vii) amend, modify, terminate or waive any provision of Section 5.07(n), the last sentence of Section 5.17(b), this Section 8.06(a) or the definition of "Required Lenders" or (viii) waive a Default or an Event of Default under this Credit Agreement if an Event of Default (as defined therein) under the Existing Credit Agreement shall then be in existence; provided, however, this clause (viii) shall not apply to any Default or Event of Default (x) occurring under Section 6.01(e) or (f) of this Credit Agreement solely as a result of the occurrence of an Event of Default (as defined therein) under the Existing Credit Agreement or
         (y) resulting from any event, condition or circumstance that does not also result in the occurrence of an Event of Default (as defined therein) under the Existing Credit Agreement (excluding any such Event of Default occurring under Section 6.01(e) or (f) of the Existing Credit Agreement solely as a result of the occurrence of a Default or Event of Default under this Credit Agreement).

                   (b) The Borrower will not solicit, request or negotiate for or with respect to any proposed waiver or amendment of any of the provisions of this Credit Agreement unless each Lender shall be informed thereof by the Borrower and shall be afforded an opportunity, of considering the same and shall be supplied by the Borrower with sufficient information to enable it to make an informed decision with respect thereto. Executed, true and correct copies of any waiver or consent effected pursuant to the provisions of this Credit Agreement shall be delivered by the Borrower to each Lender forthwith following the date on which the same shall have been executed and delivered by the requisite percentage of Lenders. The Borrower will not, directly or indirectly, pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, to any Lender (in its capacity, as such) as consideration for or as an inducement to the entering into by such Lender of any waiver or amendment of any of the terms and provisions of this Credit Agreement unless such remuneration is concurrently paid, on the same terms, ratably to each of the Lenders.

         Section 8.07    No Margin Stock Collateral.
                         --------------------------

         Each of the Lenders represents to the other Lenders that it in good faith is not, directly or indirectly (by negative pledge or otherwise), relying upon any Margin Stock as collateral in the extension or maintenance of the credit provided for in this Credit Agreement.

         Section 8.08    Successors and Assigns
                         ----------------------

                   (a) The provisions of this Credit Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that the Borrower may not assign or otherwise transfer any of its rights under this Credit Agreement without the prior written consent of all of the Lenders.

                   (b) Any Lender may at any time sell to one or more Persons (each a "Participant") participating interests in any Loan owing to such Lender, its Note, its Commitment hereunder or any other interest of such Lender hereunder. In the event of any such sale by a Lender of a participating interest to a Participant, such Lender's obligations under this Credit Agreement shall remain unchanged. Such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Note for all purposes under this Credit Agreement, and the Borrower shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Credit Agreement. In no event shall a Lender that sells a participation be obligated to the Participant to take or refrain from taking any action hereunder except that such Lender may agree that it will not (except as provided below), without the consent of the Participant, agree to (i) extend any date fixed for the payment of principal of or interest on the related loan or loans, (ii) the change of the amount of any principal, interest or fees due on any date fixed for the payment thereof with respect to the related loan or loans, (iii) the change of the principal of the related loan or loans, (iv) any decrease in the rate at which interest is payable thereon from the rate at which the Participant is entitled to receive interest in respect of such participation, (v) the release or substitution of all or any substantial part of the collateral (if any) held as security, for the Loans, or (vi) the release of any Guarantee (if any) given to support payment of the Loans. Unless such Participant is a Related Fund with respect to such Lender, each Lender selling a participating interest in any Loan, Note, Commitment or other interest under this Credit Agreement shall, within ten (10) Domestic Business Days of such sale, provide the Borrower and the other Lenders with written notification stating that such sale has occurred and identifying the Participant and the interest purchased by such Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Article VII with respect to its participation in Loans outstanding from time to time to the same extent as if it were a Lender.

                  (c) Any Lender may at any time assign to one or more banks, funds or financial institutions (each an "Assignee") all, or a proportionate part of all, of its rights and obligations under this Credit Agreement and the Notes, and such Assignee shall assume all such rights and obligations, pursuant to an Assignment and Acceptance in the form attached hereto as Exhibit 8.08(c), executed by such Assignee and
                                 ---------------
         such transferor Lender; provided that (i) no interest may be sold by a Lender pursuant to this paragraph (c) unless the Assignee shall agree to assume ratably equivalent portions of the transferor Lender's Commitment, (ii) the amount of the Commitment of the assigning Lender subject to such assignment (determined as of the effective date of the assignment) shall be equal to $5,000,000 (or any larger multiple of $1,000,000), and (iii) no interest may be sold by a Lender pursuant to this paragraph (c) to any Assignee that is not then a Lender without the consent of the Administrative Agent and, so long as no Default or Event of Default has occurred and is continuing, the Borrower, which consents shall not be unreasonably withheld or delayed. Each Lender agrees to notify the other Lenders of any assignment hereunder. Upon
         (A) execution of the Assignment and Acceptance by such transferor Lender, such Assignee, and the Borrower, (B) delivery of an executed copy of the Assignment and Acceptance to the Borrower, and (C) payment by such Assignee to such transferor Lender of an amount equal to the purchase price agreed between such transferor Lender and such Assignee, such Assignee shall for all purposes be a Lender party, to this Credit Agreement and shall have all the rights and obligations of a Lender under this Credit Agreement to the same extent as if it were an original party, hereto with a Commitment as set forth in such instrument of assumption, and the transferor Lender shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by the Borrower or the Lenders shall be required. Upon the consummation of any transfer to an Assignee pursuant to this paragraph (c), the transferor Lender and the Borrower shall make appropriate arrangements so that, if required, a new Note is issued to such Assignee.

                  (d) Subject to the provisions of Section 8.09, the Borrower authorizes each Lender to disclose to any Participant, Assignee or other transferee (each a "Transferee") and any prospective Transferee any and all financial information in such Lender's possession concerning the Borrower which has been delivered to such Lender by the Borrower pursuant to this Credit Agreement or which has been delivered to such Lender by the Borrower in connection with such Lender's credit evaluation prior to entering into this Credit Agreement.

                  (e) No Transferee shall be entitled to receive any greater payment under Section 7.03 than the transferor Lender would have been entitled to receive with respect to the rights transferred, unless such transfer is made with the Borrower's prior written consent or by reason of the provisions of Section 7.02 or 7.03 requiring such Lender to designate a different Lending Office under certain circumstances or at a time when the circumstances giving rise to such greater payment did not exist.

                  (f) Upon its receipt of a duly executed Assignment and Acceptance, together with payment to the Administrative Agent by the transferor Lender or the Assignee, as agreed between them, of a registration and processing fee of (i) $3,500, if neither the transferor Lender nor the Assignee is an Agent, or (ii) $500, if either the transferor Lender or the Assignee (or both) is an Agent, the Administrative Agent shall (x) accept such Assignment and Acceptance,
         (y) record the information contained therein in a register for the recordation of the names and addresses of the Lenders and the Commitment of an principal amount of the Loans owing to, each Lender from time to time and (z) give prompt notice of such acceptance and recordation to the Lenders and the Borrower.

                  (g) In addition to any other assignment permitted pursuant to this Section 8.08, (i) any Lender may assign and/or pledge all or any portion of its Loans, the other Obligations owed by or to such Lender, and its Notes, if any, to secure obligations of such Lender including, without limitation, any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any operating circular issued by such Federal Reserve Bank; provided, no Lender, as between Borrower and such Lender,
                       --------
         shall be relieved of any of its obligations hereunder as a result of any such assignment and pledge, and provided further, in no event shall
                                             -------- -------
         the applicable Federal Reserve Bank or trustee be considered to be a "Lender" or be entitled to require the assigning Lender to take or omit to take any action hereunder.

         Section 8.09 Confidentiality.
                      ---------------

         Each Lender agrees to exercise its best efforts to keep any information delivered or made available by the Borrower to it which is clearly indicated to be confidential information, confidential from any one other than persons employed or retained by such Lender who are or are expected to become engaged in evaluating, approving, structuring or administering the Loans; provided, however
                                                               --------  -------
that nothing herein shall prevent any Lender from disclosing such information
(i) to any other Lender, (ii) upon the order of any court or administrative agency, (iii) upon the request or demand of any regulatory agency or authority having jurisdiction over

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

such Lender, (iv) which has been publicly disclosed, (v) to the extent reasonably required in connection with any litigation to which any Lender or its respective Affiliates may be a party, (vi) to the extent reasonably required in connection with the exercise of any remedy hereunder, (vii) to such Lender's legal counsel and independent auditors and (viii) to any actual or proposed Participant, Assignee or other Transferee of all or part of its rights hereunder which has agreed in writing to be bound by the provisions of this Section 8.09.

         Section 8.10   Representation by Lenders.
                        -------------------------

         Each Lender hereby represents that it is a commercial lender, fund or financial institution which makes Loans in the ordinary course of its business and that it will make its Loans hereunder for its own account in the ordinary course of such business; provided, however that, subject to Section 8.08, the disposition of the Note or Notes held by that Lender shall at all times be within its exclusive control.

         Section 8.11   Obligations Several.
                        -------------------

         The obligations of each Lender hereunder are several, and no Lender shall be responsible for the obligations or commitment of any other Lender hereunder. Nothing contained in this Credit Agreement and no action taken by Lenders pursuant hereto shall be deemed to constitute the Lenders to be a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled to protect and enforce its rights arising out of this Credit Agreement or any other Credit Document, subject to any restrictions requiring actions to be taken upon the consent of the Required Lenders, and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

         Section 8.12   New York Law.
                        ------------

         This Credit Agreement and each Note shall be construed in accordance with and governed by the law of the State of New York without regard to conflicts of laws principles thereof.

         Section 8.13   Interpretation.
                        --------------

         No provision of this Credit Agreement or any of the other Credit Documents shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party having or being deemed to have structured or dictated such provision.

         Section 8.14   WAIVER OF JURY TRIAL; CONSENT TO JURISDICTION.
                        ---------------------------------------------

         TO THE FULLEST EXTENT PERMITTED BY LAW, THE BORROWER (A) AND EACH OF THE LENDERS IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF THIS CREDIT AGREEMENT, ANY OF THE OTHER CREDIT DOCUMENTS, OR ANY OF THE

TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, (B) SUBMITS TO THE NONEXCLUSIVE PERSONAL JURISDICTION IN THE STATE OF NEW YORK, THE COURTS THEREOF AND THE UNITED STATES DISTRICT COURTS SITTING THEREIN, FOR THE ENFORCEMENT OF THIS CREDIT AGREEMENT, THE NOTES AND THE OTHER CREDIT DOCUMENTS, (C) WAIVES ANY AND ALL PERSONAL RIGHTS UNDER THE LAW OF ANY JURISDICTION TO OBJECT ON ANY BASIS (INCLUDING, WITHOUT LIMITATION, INCONVENIENCE OF FORUM) TO JURISDICTION OR VENUE WITHIN THE STATE OF NEW YORK FOR THE PURPOSE OF LITIGATION TO ENFORCE THIS CREDIT AGREEMENT, THE NOTES OR THE OTHER CREDIT DOCUMENTS, AND (D) AGREES THAT SERVICE OF PROCESS MAY BE MADE UPON IT IN THE MANNER PRESCRIBED IN SECTION 8.01 FOR THE GIVING OF NOTICE TO THE BORROWER. NOTHING HEREIN CONTAINED, HOWEVER, SHALL PREVENT THE LENDERS, FROM BRINGING ANY ACTION OR EXERCISING ANY RIGHTS AGAINST ANY SECURITY AND AGAINST THE BORROWER PERSONALLY, AND AGAINST ANY ASSETS OF THE BORROWER WITHIN ANY OTHER STATE OR JURISDICTION.

         Section 8.15   Counterparts.
                        ------------

         This Credit Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

         Section 8.16   Acknowledgments.
                        ---------------

         The Borrower hereby acknowledges that:

                  (a) it has been advised by counsel in the negotiation, execution and delivery of each Credit Document;

                  (b) neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to the Borrower arising out of or in connection with this Credit Agreement and the relationship between Administrative Agent and Lenders, on one hand, and the Borrower, on the other hand, in connection herewith is solely that of debtor and creditor; and

                  (c) no joint venture exists among the Lenders or among the Borrower and the Lenders.

         Section 8.17   Survival of Representations and Warranties.
                        ------------------------------------------

         All representations and warranties made hereunder and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Credit Agreement and the Notes and the making of the Loans, provided that all such representations and
                             --------
warranties shall terminate on the date upon which the Commitments have been terminated and all amounts owing hereunder and under any Notes have been paid in full.

         Section 8.18   Severability.
                        ------------

         Any provision of this Credit Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         Section 8.19   Usury.
                        -----

         Notwithstanding any other provision herein, the aggregate interest rate charged with respect to any of the Obligations, including all charges or fees in connection therewith deemed in the nature of interest under applicable law shall not exceed the Highest Lawful Rate. If the rate of interest (determined without regard to the preceding sentence) under this Credit Agreement at any time exceeds the Highest Lawful Rate, the outstanding amount of the Loans made hereunder shall bear interest at the Highest Lawful Rate until the total amount of interest due hereunder equals the amount of interest which would have been due hereunder if the stated rates of interest set forth in this Credit Agreement had at all times been in effect. In addition, if when the Loans made hereunder are repaid in full the total interest due hereunder (taking into account the increase provided for above) is less than the total amount of interest which would have been due hereunder if the stated rates of interest set forth in this Credit Agreement had at all times been in effect, then to the extent permitted by law, Borrower shall pay to Administrative Agent an amount equal to the difference between the amount of interest paid and the amount of interest which would have been paid if the Highest Lawful Rate had at all times been in effect. Notwithstanding the foregoing, it is the intention of Lenders and Borrower to conform strictly to any applicable usury laws. Accordingly, if any Lender contracts for, charges, or receives any consideration which constitutes interest in excess of the Highest Lawful Rate, then any such excess shall be cancelled automatically and, if previously paid, shall at such Lender's option be applied to the outstanding amount of the Loans made hereunder or be refunded to Borrower.

         IN WITNESS WHEREOF, the parties hereto have caused this Credit Agreement to be duly executed under seal, by their respective authorized officers as of the day and year first above written.


BORROWER:                            MOHAWK INDUSTRIES, INC.
--------


                                     By:  /s/ Sidney J. Frost
                                         -----------------------------------
                                     Name: Sidney J. Frost
                                     Title: Vice President and Treasurer

LENDERS:                            WACHOVIA INVESTORS, INC.,
-------                             as Administrative Agent and as a Lender



                                    By: /s/ Steven J. Taylor
                                        --------------------------
                                    Name: Steven J. Taylor
                                    Title: Director

                                     GOLDMAN SACHS CREDIT PARTNERS L.P.
                                     as Co-Syndication Agent and as a Lender


                                     By: /s/ Kevin Ulrich
                                         --------------------------------
                                     Name: Kevin Ulrich
                                     Title: Authorized Signatory

                                  SUNTRUST BANK,
                                  as Co-Syndication Agent and as a Lender


                                  By: /s/ Stephen A. McKenna
                                      --------------------------
                                  Name: Stephen A. McKenna
                                  Title: Managing Director,
                                         Senior Risk Officer